SCHEDULE 14A INFORMATION

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN VANGUARD CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

April 23, 2013

Dear Stockholder:

It is our pleasure to invite you to attend the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of American Vanguard Corporation (the “Company”). The Annual Meeting will be held in Long Beach, California on Wednesday, June 5, 2013. In the following pages you will find the Secretary’s Notice of the Meeting and the Proxy Statement which describe the matters to come before the Annual Meeting.

If you plan to attend the meeting, please note the admission procedures on the Notice of the Meeting.

Whether or not you plan to attend the Annual Meeting, please vote your shares in one of the following ways, either: (i) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, (ii) via the Internet, by following the instructions on your proxy card, or (iii) by calling the toll-free telephone number on your proxy card.

We are grateful for your continuing interest in American Vanguard Corporation. In person or by proxy, your vote is important. Thank you.

Sincerely,

AMERICAN VANGUARD CORPORATION

Eric G. Wintemute

Chairman and Chief Executive Officer

AMERICAN VANGUARD CORPORATION

4695 MacArthur Blvd., Suite 1200

Newport Beach, CA 92660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Wednesday, June 5, 2013

To the Stockholders of American Vanguard Corporation:

The Annual Meeting, a Delaware corporation, will be held at the Hyatt Regency Long Beach, 200 South Pine Avenue, Long Beach, California 90802, on Wednesday, June 5, 2013. The meeting will begin promptly at 11:00 a.m. local time. Matters to be voted on at the meeting are:

1.	Elect eight (8) directors until their successors are elected and qualified;

2.	Ratify the appointment of BDO USA, LLP (“BDO”) as independent registered public accounting firm for the year ending December 31, 2013;

3.	Hold an advisory vote on executive compensation; and

4.	Amend the American Vanguard Corporation 1994 Stock Incentive Plan to enable the Company to make awards that are deductible “performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code.

Stockholders of record at the close of business on Tuesday, April 16, 2013, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A copy of the Company’s Annual Report, including financial statements for the year ended December 31, 2012, is enclosed with this Notice.

Please note that in order to be admitted to the Annual Meeting a person must furnish proof of his or her status as a stockholder at the site of such meeting. This proof may take the form of a proxy card, if the person is a stockholder of record. If the shares are held through an intermediary, such as a bank or broker, or holder of record, a recent brokerage statement or letter from a bank or broker is an example of proof of ownership. You must also present valid photo identification.

It is important that your shares be represented whether or not you plan to attend the Annual Meeting. You may vote your shares in any of the following ways, either: (i) by marking, dating and signing the enclosed proxy card and returning it in the accompanying postage paid envelope as quickly as possible, or (ii) via the Internet, by following the instructions on your proxy card, or (iii) by calling the toll-free telephone number on your proxy card. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. If you attend the meeting, you may withdraw your proxy at that time and vote your shares in person.

One final note: if you plan to attend the Annual Meeting in person, please RSVP by May 31, 2013 to William Kuser, Director of Investor Relations, at either 949-221-6119 or AVD2013Shareholder@amvac-chemical.com.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer

General Counsel & Secretary

Newport Beach, California

April 23, 2013

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court

Newport Beach, CA 92660

PROXY STATEMENT

Annual Meeting of Stockholders to be held June 5, 2013

Proxy Solicitation by the Board of Directors

The Board of Directors of American Vanguard Corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting to be held on Wednesday, June 5, 2013, at the Hyatt Regency Long Beach, 200 South Pine Avenue, Long Beach, California 90802, at 11:00 a.m., Pacific Daylight Time, and at any adjournments or postponements thereof. This proxy statement describes issues on which the Company would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision. The approximate date on which this proxy statement and the enclosed form of proxy are first being sent or given to stockholders is April 23, 2013.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on Tuesday, April 16, 2013, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting (the “Record Date”). At the Record Date, 30,797,609 shares of common stock, par value $0.01 per share of the Company (“Common Stock”), were issued. Of that amount, 2,310,634 were held as treasury shares. Each share of Common Stock, excluding treasury shares, entitles its record holder on the Record Date to one vote on all matters.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 5, 2013. Our Proxy Statement and our 2012 Annual Report to Stockholders are available at www.american-vanguard.com. This website address contains the following documents: the Notice of the Annual Meeting, our Proxy Statement and our 2012 Annual Report to Stockholders. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

QUESTIONS AND ANSWERS

Why am I receiving this annual meeting information and proxy?

You are receiving this proxy statement from us because you owned shares of Common Stock of the Company as of the Record Date. This Proxy Statement describes issues on which you may vote and provides you with other important information so that you can make informed decisions.

You may own shares of Common Stock in several different ways. If your stock is represented by one or more stock certificates registered in your name, you have a stockholder account with our transfer agent, American Stock Transfer & Trust, which makes you a stockholder of record. If you hold your shares in a brokerage, trust or similar account, you are a beneficial owner, not a stockholder of record.

What am I voting on?

You are being asked to vote on the election of eight (8) directors, the ratification of the appointment of BDO as the Company’s independent registered public accounting firm auditor for fiscal year 2013, your recommendation on executive compensation as disclosed in the Proxy and the amendment of the American Vanguard Corporation 1994 Stock Incentive Plan (the “SIP”) to enable the Company to make deductible performance awards under Internal Revenue Code 162(m). When you sign and mail the proxy card or submit your proxy by telephone or the Internet, you appoint Eric G. Wintemute and Timothy J. Donnelly as your representatives at the Annual Meeting. When we refer to the “named proxies,” we are referring to Mr. Wintemute and Mr. Donnelly. This way, your shares will be voted even if you cannot attend the meeting.

How do I vote my shares?

Record holders may vote in person at the Annual Meeting, or by using either the proxy card, the telephone or the Internet.

Persons who beneficially own stock can vote at the Annual Meeting, provided that they obtain a “legal proxy” from the person or entity holding the stock for him, typically a broker, bank or trustee. A beneficial owner can obtain a legal proxy by making a request to the broker, bank or trustee. Under a legal proxy, the bank, broker or trustee confers all of its legal rights as a record holder (which, in turn, had been passed on to it by the ultimate record holder) to grant proxies or to vote at the Annual Meeting.

Set forth below are the various means—Internet, telephone and mail—for voting without attending the Annual Meeting.

You may submit your proxy on the Internet. Stockholders of record and most beneficial owners of Common Stock may vote via the Internet. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote on the Internet, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your Internet vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by telephone. Stockholders of record and most beneficial owners of Common Stock may vote by telephone. Instructions for doing so are provided along with your proxy card or voting instruction form. If you vote by telephone, please do not mail in your proxy card. Subject to rules relating to broker non-votes, your telephone vote will authorize the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You may submit your proxy by mail. Simply sign and date the proxy card or voting instruction form received with this proxy statement and mail it in the enclosed prepaid and addressed envelope. If you mark your choices on the card or voting instruction form, your shares will be voted as you instruct.

All proxy voting procedures, including those by the Internet and by telephone, will include instructions on how to withhold your vote from any or all director nominees.

What if I change my mind after I submit my proxy?

You may revoke your proxy and change your vote irrespective of the method (i.e., telephone, Internet or mail) in which you originally voted by delivering a later-dated proxy or by voting at the Annual Meeting. The later-dated proxy may be delivered by telephone, Internet or mail and need not be delivered by the same means used in delivering the to-be-revoked proxy. You may do this at a later date or time by:

•	Submitting a proxy by telephone or on the Internet (which may not be available to some beneficial holders); your latest telephone or Internet proxy will be counted;

•	Signing and delivering a proxy card with a later date; or

•	Voting at the Annual Meeting (if you hold shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the Annual Meeting)

If you are a registered stockholder, you may obtain a new proxy card by contacting the Corporate Secretary, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660, telephone (949) 260-1200. If your shares are held by a broker, bank or trustee, you may obtain a new voting instruction form by contacting your broker, bank or trustee. If you sign and date the proxy card or the voting instruction form and submit it in accordance with the accompanying instructions and in a timely manner, any earlier proxy card or voting instruction form will be revoked and your choices on the proxy card or voting instruction form will be voted as you instruct.

How many shares must be present to hold the meeting?

Shares of Common Stock will be counted as present at the Annual Meeting, if the stockholder is present and votes in person at the Annual Meeting or has properly submitted and not revoked a proxy. A quorum must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares representing a majority of the voting power of the outstanding shares of Common Stock entitled to vote as of the Record Date, present in person or by proxy, will be necessary to establish a quorum for the Annual Meeting. As noted above, treasury shares are not entitled to vote and, therefore, are not counted in determining a quorum. Abstentions and non-votes will be counted for purposes of determining the existence of a quorum at the Annual Meeting. However, a broker non-vote with respect to ratification of BDO as independent outside auditors shall count toward establishing a quorum for the Annual Meeting.

How many votes must the director nominees receive to be elected?

Directors shall be elected by a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting, and the eight nominees who receive the highest number of “FOR” votes will be elected. There is no cumulative voting for the Company’s directors. A properly executed proxy withholding authority to vote for one or more nominees with respect to the election of directors will not be voted for the director(s) from whom authority to vote is withheld. However, the shares will be counted for purposes of determining whether there is a quorum. Withheld votes and broker non-votes, if applicable, will not be taken into account in determining the outcome of the election of directors.

How many votes must be received in order for the other proposals to be ratified?

Approval for all other proposals (the appointment of BDO as independent auditors, the advisory vote on executive compensation, and approval of the amendment of the SIP) will require the affirmative vote of a majority of the votes cast at the meeting.

How will my shares be voted, and what are broker non-votes?

All proxies received and not revoked will be voted as directed. If you are a stockholder of record who submits a proxy but does not indicate how the proxies should vote on one or more matters, the named proxies will vote as recommended by the Company. However, if you are not a stockholder of record (in other words, your shares are held by a broker) and you do not provide instructions to the broker on how to vote, then your proxy will be counted (i) as a vote “FOR” the ratification of BDO as independent outside auditors, and (ii) as a “broker non-vote” toward all other measures. A broker non-vote does not count as a vote either for or against a measure; however, because two of the four proposals each requires a majority vote for passage, it is possible that a measure could fail to pass if there are a large number of broker non-votes. Accordingly, if you want to ensure the passage of a matter, then it is important that you provide voting instructions on that matter.

Who pays the costs of proxy solicitation?

The expenses of soliciting proxies for the Annual Meeting are to be paid by the Company. Solicitation of proxies may be made by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives by directors, officers, employees and consultants of the Company who will not be specially compensated for such services. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding this Proxy Statement to stockholders whose Common Stock is held of record by such entities.

What business may be properly brought before the meeting and what discretionary authority is granted?

Nominations for Directors for the Annual Meeting. The Nominating & Corporate Governance Committee has established guidelines setting forth certain advance notice procedures relating to the nomination of directors (the “Nomination Procedure”) and no person nominated by a stockholder will be eligible for election as a director, unless nominated in accordance with the provisions of the Nomination Procedure. Under the terms of the Nomination Procedure, to be timely for the Annual Meeting, a stockholder’s notice must have been delivered to, or mailed and received at, the principal executive offices of the Company by no later than March 7, 2013. Notwithstanding the provisions of the Nomination Procedure, a stockholder also must comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder with respect to the matters set forth in the Nomination Procedure. The Company did not receive any director nominations for the Annual Meeting under the Nomination Procedure.

Stockholder Proposals for the Annual Meeting. The Nominating & Corporate Governance Committee has also adopted certain advance notice procedures for properly bringing business, other than director nominations, before a meeting of the stockholders (the “Stockholder Proposal Procedure”)—whether or not to be included in the Company’s proxy materials. Under the terms of the Stockholder Proposal Procedure, to be timely for the Annual Meeting, a stockholder must have delivered a notice regarding a proposal delivered to the principal executive offices of the Company by no later than January 15, 2013. The Company did not receive any stockholder proposal for the Annual Meeting, pursuant to the Stockholder Proposal Procedure. The presiding officer of the Annual Meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of the Stockholder Proposal Procedure, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

The Company has no knowledge or notice that any business other than as set forth in the Notice of Annual Meeting will be brought before the Annual Meeting. For information related to the application of the Nomination Procedure and the Stockholder Proposal Procedure for the 2014 Annual Meeting, see the discussion in this Proxy Statement under the caption “Proposals for Submission at Next Annual Meeting” and “Stockholder Nomination of Directors”.

Is a list of stockholders entitled to vote at the meeting available?

A list of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting. The list of shareholders will be available Monday through Friday from April 17, 2013 through June 5, 2013, between the hours of 9 a.m. and 4 p.m., Pacific Daylight Time, at the offices of the Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. A stockholder of record may examine the list for any legally valid purpose related to the Annual Meeting.

Where can I find the voting results of the meeting?

We will publish the final results in a Form 8-K within four business days after the Annual Meeting. You can read or print a copy of that report by going to the Company’s website, www.american-vanguard.com, Investor Relations, Securities Exchange Commission (“SEC”) Filings, and then choosing the first option, “View American Vanguard SEC Filings”. References to our website in this proxy statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated by reference into this proxy statement. You can find the same Form 8-K by going directly to the SEC EDGAR files at www.sec.gov. You can also get a copy by calling the Company at (949) 260-1200, or by calling the SEC at (800) SEC-0330 for the location of a public reference room.

The following sets forth the names and certain information with respect to the persons nominated for election as directors, all of whom have had the same principal occupation for more than the past five years, except as otherwise noted. All such nominees have consented to serve and are currently directors. All eight nominees were elected by the stockholders at the 2012 annual meeting of stockholders.

NOMINEES FOR ELECTION AS DIRECTORS—QUALIFICATIONS & EXPERIENCE

Lawrence S. Clark, age 54, has served as a director since 2006. Mr. Clark served as the Chief Financial Officer (“CFO”) for Legendary Pictures, a motion picture production company that develops, co-produces and co-finances major motion pictures in partnership with Warner Bros. from 2004 until June, 2012. From 2003 – 2004 he provided financial and corporate development consulting services to media and entertainment clients. From 2000 to 2003, Mr. Clark was the CFO of Creative Artists Agency, a leading entertainment talent, literary and marketing agency. From 1997 to 2000, he served as Senior Vice President, Corporate Development for Sony Pictures Entertainment. Mr. Clark was Director—International for The Carlyle Group, a private equity firm, from 1995 to 1997. In 1992, he co-founded Global Film Equity Corp., which provided strategic, business advisory and capital raising services to media companies. From 1989 to 1992, Mr. Clark was Vice President, Corporate Finance at Salomon Brothers, Inc. Prior to that, he was a Corporate Finance Associate at Goldman Sachs & Co. from 1987 to 1989. With over 25 years of financial, investing and operating experience, Mr. Clark brings a financial discipline and analytical approach that make him a valuable asset to the Board.

Debra F. Edwards, age 59, was elected as a director with the Company in 2011. Dr. Edwards is an independent consultant, specializing in global regulatory strategy for pesticides and biocides. She has 30 years of experience specializing in pesticide residue chemistry, human health risk assessment, human health and ecological risk management, registration, re-registration and regulatory policy development. The majority of her career has been spent in leading large scientific and regulatory organizations within the United States Environmental Protection Agency (“USEPA”), culminating in her serving as Director of the Office of Pesticide Programs. Except for a two-year stint in Guatemala as a volunteer in the United States Peace Corp. (1997-1999), Dr. Edwards worked for the USEPA from 1985 until 2010. Dr. Edwards holds a Ph.D. and a Masters Degree in Plant Pathology, has been the recipient of numerous academic and professional honors, including the Presidential Rank Award for Meritorious Service as a Senior Executive, and has published and made presentations in national and international fora on pesticide regulation, food safety and integrated pest management. Given the large number of active ingredients that the Company has registered for use across the globe and the rapidly changing and increasingly challenging regulatory climate, Dr. Edwards continues to be a valuable asset for assisting the board in mapping out strategy for product defense, regulatory compliance both domestically and internationally, and in the evaluation of product line acquisitions. She also has extensive experience in product stewardship and worker safety issues. In 2012, the Company used Dr. Edwards’ services, through a contractual arrangement, as an independent contractor for technical advisory assistance in certain projects involving product defense and stewardship.

Alfred F. Ingulli, age 71, has served as a director since 2010. Mr. Ingulli served as Executive Vice President of Crompton Corporation (later Chemtura Corporation), a $3 billion specialty chemical company from 1989 through 2004, in which capacity he was responsible for the company’s global agricultural chemical business. In addition, he also served as a member of Crompton Corporation’s executive committee. Mr. Ingulli currently serves on the board of directors of PBI/Gordon, Inc., a marketer of specialty chemicals in turf and ornamental, lawn and garden and animal health markets and serves as a member of the compensation and audit committees of that board. Further, from 1996 – 2004, he served on the board of directors of Gustafson LLC, a manufacturer of seed treatment products and application equipment, and was chairman of that board from 2002 – 2004. From 1990 – 2004, Mr. Ingulli also served as a board member, and from 2002 – 2004 as Chairman, of CropLife America, a nationwide not-for-profit trade organization representing member companies that produce, sell, and distribute most of the active compounds used in crop protection products registered for use in the United States. Mr. Ingulli brings to the American Vanguard board an in-depth knowledge of our industry and income statement optimization. With his background, he can act as an advisor on implementing processes and resource allocation to improve profitability and efficiencies within the organization.

John L. Killmer, age 63, has served as a director since December 2008. Mr. Killmer was responsible for Global Marketing, Product and Supply Chain Management for Arysta LifeSciences Corporation (“Arysta”), a large privately held crop protection and life science company, from November 2004 through June 2008. At Arysta, Mr. Killmer had global responsibility for marketing and product management and, in addition, was

++responsible for global supply chain management. From 1980 to November 2004 he served in various capacities with Monsanto Company (“Monsanto”) including three years as President of Monsanto, Greater China from 2001 to 2003. Mr. Killmer possesses a combination of considerable technical expertise and business acumen. A trained scientist, Mr. Killmer began his professional career focusing on technology and ascended the corporate ladder with increasing profit responsibility. He served as pro-tem Director of Technology for the Company from March 2009 through December, 2010, during which time he has evaluated the Company’s technology infrastructure and added multiple resources (both people and equipment) to help enhance the Company’s domestic manufacturing and process and formulation technology.

Carl R. Soderlind, age 79, has served as a director since June 2000. Mr. Soderlind served as Chairman and CEO of Golden Bear Oil Specialties, a producer of niche specialty oil and chemical products used in a variety of industrial applications from 1997 to 2001. From 1961 to 1996 he served in various capacities of Witco Corporation, including being Senior Executive Vice President and member of the Management Committee. Mr. Soderlind has extensive experience in running businesses in both specialty oil and chemical products. Mr. Soderlind’s many years working in investor relations have given him an in-depth knowledge of the public markets and a keen awareness of investors’ expectations. During his professional career, Mr. Soderlind specialized in growing businesses through well-timed acquisitions of product lines and companies. With his experience in running businesses within the chemical sector, investor relations, and mergers and acquisitions work, Mr. Soderlind brings sound judgment to the Board.

Irving J. Thau, age 73, has served as a director since September 2003 and as lead director since June 2011. From 1962 to 1995, he held various positions with Ernst & Young LLP, where his primary responsibilities were directing and providing accounting, auditing, and business advisory services to publicly held and privately owned organizations. He was admitted to partnership in 1974, and served as Ernst & Young’s West Region Director of Financial Advisory Services. In 1995, Mr. Thau founded Thau and Associates, Inc., a financial consulting company of which he currently serves as President. Further, his financial acumen and depth of experience in audit work have served the Board as a valuable resource for financial planning and financial reporting. He has given the Company direction in designing its accounting processes and provided valuable advice on complex accounting issues.

Eric G. Wintemute, age 57, has served as a director since June 1994. Mr. Wintemute served as President and CEO from July 1994 until June 2011, and Chairman and CEO since June 2011. He was appointed Executive Vice President and COO of the Company in January 1994. Mr. Wintemute has been at the helm of the Company during its years of greatest growth. With 19 years experience on this Board, 34 years experience at the Company (19 years as CEO) and membership in leading crop protection trade groups (previously, as Chairman of CropLife America), Mr. Wintemute brings a broad industry perspective to the Board. His interaction with the heads of our peers, suppliers and customers; legislators; and enforcement authorities has enabled him to identify economic, technological and political trends affecting the Company. This is an invaluable resource to the Board, particularly when evaluating future business plans and providing strategic direction to the Company.

M. Esmail Zirakparvar, age 63, has served as a director since June 2010. Mr. Zirakparvar served in executive positions at Bayer CropScience AG. From 2002 – 2004 he served as COO and member of the Bayer CropScience AG’s Board of Management in Germany and from 2004 – 2006 as Head of Region of Americas, President & CEO of Bayer CropScience LP—USA and Member of the Bayer CropScience AG Executive Committee. Prior to that, he served in various executive positions at Rhone-Poulenc Agrochemie and Aventis CropScience from 1986 – 2001, ultimately as Head of Portfolio Management and member of the Global Executive Committee in Lyon, France for these companies. In addition to his hands-on experience in product development, regulatory matters, project management, and management of agricultural chemical businesses, Mr. Zirakparvar has helped to oversee the integration, management and direction of one of the largest global agricultural chemical companies. With his background, he gives the board a world-class sense of perspective and strategic direction and is an invaluable asset for helping to guide the Company down a path of growth and prosperity in the future.

BOARD DIVERSITY AND LEADERSHIP

In evaluating persons for potential service on the Board, we seek, above all, the most qualified candidates. At a minimum, viable candidates must have ample professional experience and business acumen befitting a director of a public company. In addition, we believe that a fully functioning board should include members having diverse backgrounds, including, for example, industry-specific experience, international experience, profit responsibility in a public company, accounting and audit expertise, corporate governance expertise, scientific and technological credentials, manufacturing experience and mergers and acquisitions experience. Other considerations, such as gender, race and age, are of secondary importance. While the Nominating and Governance Committee does not have an express policy with respect to diversity in identifying or selecting nominees for the Company’s Board, in evaluating nominees, the Committee does assesses the background of each candidate in a number of different ways, including how the individual’s qualifications complement, strengthen and enhance those of existing Board members as well as the future needs of the Board. During the Board’s annual self-evaluation, and at other times during the year, the Directors assess the Board’s performance and ways in which such performance can be improved. With respect to the nomination of continuing directors for re-election, the individual’s contributions to the Board are also considered.

The Board of Directors does not have a policy on whether or not the role of the Chairman of the Board and the CEO should be separate or, if it is to be separate, whether the Chairman of the Board should be selected from the non-employee directors or be an employee. For many years, the position of Chairman of the Board had been separate from that of CEO. In 2011, however, the Board combined those roles and appointed Mr. Wintemute to serve as both Chairman and CEO. At the same time, the Board appointed non-management director, Irving Thau, to the position of lead director. We continue to maintain that Board leadership should be defined according to the stockholders’ best interests as measured against current circumstances. Further, we believe that the factor of paramount importance is not whether the roles of Chairman and CEO need to be held by two people; rather, it is most important to ensure that non-management directors maintain a sufficient level of leadership and objectivity. We further believe that we have accomplished this through the appointment of a lead director.

RISK OVERSIGHT

The Company’s Board of Directors has formally assumed responsibility for risk oversight. In 2011, working with enterprise risk management consultants at Lockton, Inc. (the Company’s primary insurance broker), senior management conducted an in-depth risk analysis as a first step toward implementing an enterprise risk management program at the Company. As that analysis was proceeding, the Board formed a Risk Committee, which now consists of John L.Killmer (as chairman), M. Esmail Zirakparvar, and Debra F. Edwards to take on primary responsibility for risk oversight. The Risk Committee meets regularly (at least four times per year) and coordinates primarily with the Risk Manager and the CEO of the Company. Senior management has also appointed a team of managers to serve as an executive risk committee, which serves to conduct analysis of risks, to identify mitigation measures and to implement those measures. Through the continuing efforts begun with Lockton, the Company has identified several material risks facing the Company and has identified risk owners responsible for marshalling the resources and leading a team to address those risks. These risks were incorporated into the risk-owner’s 2012 performance goals, upon which, in part, 2012 job performance and incentive compensation are based. In addition, during 2012, executive management incorporated risk management into its 2020 Strategic Business Plan. Executives serving as risk owners periodically report their progress through the Risk Manager to the Risk Committee. See, also, “Employee Compensation and Enterprise Risk” on page 14 of this proxy for a discussion on risk and compensation.

CORPORATE GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of the Company’s core values, supporting the Company’s growth mission. The Company is committed to having sound corporate governance principles and practices. Please visit the Company’s website at www.american-vanguard.com for the Company’s current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Finance Committee Charter, the Code of Ethics and Conduct and the Employee Complaint Procedures for Accounting and Auditing Matters, and Corporate Governance Guidelines, all of which are available in print to any stockholder upon request.

THE INDEPENDENCE OF DIRECTORS

It is the expectation and practice of the Board that, in their roles as members of the Board, all members will exercise their independent judgment diligently and in good faith and in the best interests of the Company and its stockholders as a whole, notwithstanding any member’s other activities or affiliations.

The Board currently consists of nine1 members. The Board has determined that Lawrence S. Clark, Jerome L. Coben, Debra F. Edwards, Alfred F. Ingulli, John L. Killmer, Carl R. Soderlind, Irving J. Thau, and M. Esmail Zirakparvar, who constitute a majority of the Board, are “independent” in accordance with the applicable rules and listing standards currently prescribed by the New York Stock Exchange for general service on the Board. The Board’s determination concerning independence was based on information provided by the Company’s directors and discussions among the Company’s directors. The Board will re-examine the independence of each of its members at least once per year and more frequently during the year, if there is any change in a member’s material relationship with the Company that would interfere with the member’s exercise of independent judgment.

MEETINGS OF THE BOARD

The Board met four times during the year ended December 31, 2012. All directors attended at least 75% of the aggregate of the number of meetings of the Board and the total number of meetings held by all committees of the Board for which they served. The non-management directors of the Company meet at regularly scheduled executive sessions without any member of the Company’s management present. The individual who presides at these executive sessions is lead director, Irving J. Thau. Interested parties who wish to communicate with the lead director or with non-management directors may do so by email to directors@amvac-chemical.com.

The Board does not mandate that its members attend the Annual Meeting of Stockholders. All directors did attend the 2012 Annual Meeting of Stockholders.

COMMITTEES OF THE BOARD

Audit Committee

The Audit Committee is currently composed of Messrs. Irving J. Thau (Chairperson), Lawrence S. Clark, Alfred F. Ingulli and Jerome L. Coben, who are all non-employee directors and are financially literate. The Board has determined that all members of the Audit Committee are independent directors under the applicable rules and regulations currently prescribed by the SEC and the applicable rules and listing standards currently prescribed by the New York Stock Exchange, and that each of Irving J. Thau and Lawrence S. Clark are “audit committee financial experts” within the meaning of applicable SEC rules and regulations. The Audit Committee held six meetings during the year ended December 31, 2012.

The responsibilities of the Audit Committee are set forth in the current Audit Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Employing the independent auditors, subject to stockholder ratification, to audit the Company’s consolidated financial statements.

[1]	Mr. Coben has chosen not to stand for election to the board at the 2013 annual meeting of stockholders.

•	Pre-approving all services performed by the independent auditors.

•	Providing oversight on the external reporting process and the adequacy of the Company’s internal controls.

•	Reviewing the scope of the audit activities of the independent auditors and appraising audit efforts.

•	Reviewing services provided by the independent auditors and other disclosed relationships as they bear on the independence of the independent auditors.

•	Establishing procedures for the receipt, retention and resolution of complaints, if any, regarding accounting, internal controls or auditing matters.

Please also see the Audit Committee Report contained in this Proxy Statement.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Lawrence S. Clark (Chairperson), Carl R. Soderlind and Alfred F. Ingulli. The Board has determined that all members of the Compensation Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Board has also determined that each of the members of the Compensation Committee, who will administer the Company’s compensation plan(s), are “non-employee directors” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and are “outside directors” under Section 162(m) of the Internal Revenue Code of 1986. The Compensation Committee held four meetings during the year ended December 31, 2012.

The responsibilities of the Compensation Committee are set forth in the current Compensation Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Establishing executive compensation policy consistent with corporate objectives and stockholder interest.

•	Overseeing process for evaluating CEO performance against Board-approved goals and objectives and recommending to the Board compensation for the CEO.

•	Administering grants under the Company’s compensation plan(s).

Please also see the Compensation Committee Report contained in this Proxy Statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of Messrs. M. Esmail Zirakparvar (Chairperson), Carl R. Soderlind, and Jerome L. Coben. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent directors under the applicable rules and listing standards currently prescribed by the New York Stock Exchange. The Nominating and Corporate Governance Committee held four meetings during the year ended December 31, 2012.

The responsibilities of the Nominating and Corporate Governance Committee are set forth in the current Nominating and Corporate Governance Committee Charter, which is available on the Company’s website (www.american-vanguard.com), and include:

•	Recommending to the Board nominees for election to the Board of Directors.

•	Reviewing principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•	Overseeing evaluation of the Board and its effectiveness.

Finance Committee

The Finance Committee is currently composed of Alfred F. Ingulli (Chairperson), Jerome L. Coben, Debra F. Edwards, John L. Killmer, Irving J. Thau, and M. Esmail Zirakparvar. The Finance Committee held seven meetings during the year ended December 31, 2012.

The responsibilities of the Finance Committee are set forth in the current Finance Committee Charter, which is available on the Company’s website (www.american-vanguard.com) and involves working with senior management of the Company to evaluate, investigate and recommend changes in the area of corporate finance including, among other things:

•	The incurrence or refinancing of indebtedness,

•	The issuance or amendment of the Company’s equity securities,

•	Product line acquisitions and restructuring activity, and

•	Short-term and long-term financing plans.

Risk Committee

The Risk Committee is currently composed of John L. Killmer (Chairperson), Debra F. Edwards and M. Esmail Zirakparvar. The Risk Committee held four meetings during the year ended December 31, 2012. The primary responsibility of the Risk Committee is to oversee risk management at the Company and to ensure that the Company continuously monitors material risks, identifies mitigation measures for those risks, and takes commercially practicable measures to minimize those risks to the fullest extent possible. The committee works with the Company’s Risk Manager and senior management to conduct (or cause to be conducted) periodic assessments of the Company’s risk profile and to ensure (i) that adequate resources are made available to address and mitigate risks, where possible, (ii) that risk owners are identified and made accountable for addressing these risks, and (iii) that the practice of monitoring and addressing these risks remains a part of the Company’s culture.

REPORT OF THE AUDIT COMMITTEE

The responsibilities of the Audit Committee, which are set forth in the Audit Committee Charter, include providing oversight to the Company’s financial reporting process through periodic meetings with the Company’s independent registered public accounting firm and management to review accounting, auditing, internal controls and financial reporting matters. The management of the Company is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on the Company’s senior management, including senior financial management, and its independent auditors.

We have reviewed and discussed with senior management the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K for filing with the SEC. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with generally accepted accounting principles.

We have discussed with BDO, the Company’s independent registered public accounting firm, the matters required to be discussed under Statement on Auditing Standards No. 61, Communications with Audit Committees (“SAS 61”), as amended and as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of the Company’s financial statements, including with respect to (i) their responsibility under generally accepted auditing standards, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit(s).

We have received from BDO, a letter providing the disclosures required by PCAOB Ethics and Independence Rule 3526 (Communication with Audit Committees Concerning Independence) with respect to any relationships between BDO and the Company that in their professional judgment may reasonably be thought to bear on independence. BDO has discussed its independence with us, and has confirmed in such letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws.

Based on the review and discussions described above with respect to the Company’s audited financial statements, we have recommended to the Board that such financial statements be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

As specified in the Audit Committee Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. That is the responsibility of management and the Company’s independent auditors. In addition, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors, or to assure compliance with laws and regulations and the Company’s Code of Conduct and Ethics. In giving our recommendation to the Board, we have relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and (ii) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

AUDIT COMMITTEE

Irving J. Thau, Chairman

Lawrence S. Clark, Member

Jerome L. Coben, Member

Alfred F. Ingulli, Member

April 23, 2013

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of December 31, 2012, by persons who are beneficial owners of 5% or more of the outstanding Common Stock is set forth below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (*)		Percent of Class
T. Rowe Price Associates, Inc.	2,480,222		8.8%
100 E. Pratt Street Baltimore, MD 21202

Herbert A. Kraft	2,112,543	(1)	7.4%
4695 MacArthur Court Newport Beach, CA 92660

Blackrock, Inc.	2,027,544		7.2%
40 East 52nd Street New York, NY 10022

Heartland Advisors, Inc.	1,720,152		6.1%
789 North Water Street Milwaukee, WI 53202

Eric G. Wintemute	1,473,434	(2)	5.2%
4695 MacArthur Court Newport Beach, CA 92660

(*)	Based on information reported to the SEC by or on behalf of such beneficial owner.
(1)	Mr. Kraft owns all his shares with his spouse in a family trust where he and his spouse are co-trustees, except as to 13,834 shares held in an Individual Retirement Account.
(2)	This figure includes 20,000 shares of Common Stock Mr. Eric Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of this Report. Mr. Wintemute shares voting and investment power with his spouse with respect to certain shares, including 139,336 shares of Common Stock owned by Mr. Wintemute’s two adult children for whom Mr. Wintemute and his spouse are trustees and for whom he disclaims beneficial ownership.

To the knowledge of the Company, the ownership of the Company’s outstanding Common Stock as of March 13, 2013, by persons who are directors and nominees for directors, the executive officers of the Company named in the Summary Compensation Table, and by all directors and officers as a group is set forth below. Unless otherwise indicated the Company believes that each of the persons set forth below has the sole power to vote and to dispose of the shares listed opposite his name.

Office (if any)	Name and Address Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Chairman & CEO	Eric G. Wintemute 4695 MacArthur Court Newport Beach, CA 92660	1,389,608	(1)	4.9%
Director	Carl R. Soderlind 4695 MacArthur Court Newport Beach, CA 92660	65,520		(7)
Director	Lawrence S. Clark 4695 MacArthur Court Newport Beach, CA 92660	24,703	(2)	(7)
Director	Irving J. Thau 4695 MacArthur Court Newport Beach, CA 92660	24,700		(7)
Director	John L. Killmer 4695 MacArthur Court Newport Beach, CA 92660	20,188		(7)
Director	Alfred F. Ingulli 4695 MacArthur Court Newport Beach, CA 92660	12,763		(7)
Director	M. Esmail Zirakparvar 4695 MacArthur Court Newport Beach, CA 92660	12,763		(7)
Director	Debra F. Edwards 4695 MacArthur Court Newport Beach, CA 92660	6,474		(7)
Director	Jerome L. Coben 4695 MacArthur Court Newport Beach, CA 92660	2,148		(7)
Senior Vice President (AMVAC Chemical Corporation)	Glen D. Johnson 4695 MacArthur Court Newport Beach, CA 92660	56,837	(3)	(7)
Chief Administrative Officer (“CAO”)	Timothy J. Donnelly 4695 MacArthur Court Newport Beach, CA 92660	41,737	(4)	(7)
CFO	David T. Johnson 4695 MacArthur Court Newport Beach, CA 92660	39,847	(5)	(7)
Vice President (AMVAC Chemical Corporation)	James R. Lehman 4695 MacArthur Court Newport Beach, CA 92660	35,137	(6)	(7)
Directors and Officers as a Group		1,732,425		6.1%

(1)	This figure includes 20,000 shares of Common Stock Mr. Eric Wintemute is entitled to acquire pursuant to stock options exercisable within sixty days of this Report. Mr. Wintemute shares voting and investment power with his spouse with respect to certain shares, including 139,336 shares of Common Stock owned by Mr. Wintemute’s two adult children for whom Mr. Wintemute and his spouse are trustees and for whom he disclaims beneficial ownership.
(2)	This figure includes 533 shares of Common Stock owned by Mr. Clark’s children for whom Mr. Clark and his spouse are trustees or custodians and for which he disclaims beneficial ownership.
(3)	This figure includes 16,667 shares of Common Stock Mr. G. D. Johnson is entitled to acquire pursuant to stock options exercisable within sixty days of this Report.

(4)	This figure includes 16,667 shares of Common Stock Mr. T. J. Donnelly is entitled to acquire pursuant to stock options within sixty days of this Report.
(5)	This figure includes 23,446 shares of Common Stock that Mr. D.T. Johnson is entitled to acquire pursuant to stock options exercisable within sixty days of this Report
(6)	This figure includes 13,333 shares of Common Stock that Mr. J. R. Lehman is entitled to acquire pursuant to stock options exercisable within sixty days of this Report
(7)	Under 1% of class.

SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors, and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the SEC.

Based solely on the Company’s review of the copies of such forms received by the Company, or representations obtained from certain reporting persons, except as described below, the Company believes that during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than ten percent beneficial stockholders were complied with. Form 4s filed on behalf of Mr. Carl Soderlind on March 6, 2012 and September 5, 2102 were one day late and 35 days late, respectively; Form 4s filed on behalf of Mr. Glen Johnson on September 14, 2012 and November 15, 2012 were two days late and one day late, respectively; Form 4 filed on behalf of Mr. Ad de Jong on July 10, 2012 was five days late; and Form 3 filed on behalf of Mrs. Cindy Baker Smith on September 27, 2012 was four days late.

EMPLOYEE COMPENSATION AND ENTERPRISE RISK

The Company has concluded that its compensation policies and practices do not give rise to any risk that is reasonably likely to have a material adverse effect upon it. In reaching its conclusion, the Company has found, among other things, that all business units have a similar compensation structure and that no business unit bears a disproportionate share of either the overall risk profile, profits or revenues. To the extent that a function carries a unique risk, we have attempted to mitigate that risk with one or more countervailing risk mitigation objectives. For example, in manufacturing and technology, the objective of implementing processes for new chemistries is offset by the paramount objective of safety in the workplace and surrounding communities. In sales and marketing, the objective of achieving top line sales is offset by goals for maintaining profit margins. Similarly, the risk of spending excessive amounts in acquiring a product line or new technology is offset by objectives to realize certain minimum returns on investment. Risk is further mitigated by the use of long-term incentives which encourage prudent, long-term decision making. Finally, compensation for the entire workforce is subject to achievement of company-wide financial objectives.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives

Our executive compensation program has three primary objectives: to pay for performance, to attract and retain top talent; and to align our executives’ interests with those of our shareholders. In considering “performance”, the Company takes into account several elements: the fulfillment of an individual’s goals (known as SMART—Specific, Measurable, Achievable, Reasonable and Time-based goals); company-wide performance (as measured by net sales, net earnings); and total shareholder return. As indicated below, the Company places a premium on considering many factors in awarding compensation, retains a measure of subjectivity in making compensation decisions and does not follow a formula-driven approach.

Second, in order to recruit and retain top talent, the Company regularly benchmarks its compensation practices with similarly-situated companies and seeks to maintain competitive cash compensation and, as discussed more fully below, excellent benefits. Third, through the regular award of equity, whether restricted stock, options or performance-based shares, and the adoption of an executive shareholding policy, the Company gives its executives a vested interest in the long term prospects of the enterprise.

What We Reward

We expect our executives to operate at a high level and to be involved in setting and executing our business plan. Our executives are directly involved in defining the Company’s strategy (its roadmap to success), its budget (the short term business plan), and the short term objectives for achieving strategic goals within the budget (our SMART goals). We hold the executives accountable for their individual goals, which drive overall company performance, but we also expect them to respond to fast-changing market conditions, to solve unforeseen problems and to show initiative and creativity. Thus, in assessing performance, we take into account many factors, not just those prescribed in the executives’ SMART goals. Thus, we reward key employees not only for achievement of objective goals, but also for taking responsibility for doing whatever is needed, whenever it is needed.

Compensation Program Best Practices

Our current compensation program includes features which we believe drive performance and excludes features we do not believe serve our shareholders’ long-term interests. The table below highlights the “Best Practices” features our compensation program includes and “Poor Pay Practices” which are excluded.

Included Features (“Best Practices”)	Excluded Features (“Poor Practices”)

✓ Stock Ownership Guidelines—In September 2011, we adopted share ownership requirements for our executive officers requiring our CEO to own shares equal in value to four times his base salary and two times their base salary for other named executive officers.

✓ No Hedging Policy—by action of the board in June 2011, our executive officers are prohibited from certain hedging activities and holding Company securities in margin accounts.

✓ Risk Management—Our executive officers compensation program has been designed and is reviewed to ensure that it does not encourage inappropriate risk-taking.

✓ No excise tax gross-ups. ✓ No “single trigger” severance payments. ✓ No guaranteed base salary increases. ✓ No guaranteed minimum bonuses. ✓ No guaranteed equity awards.

Consideration of Last Year’s “Say on Pay” Advisory Vote

At last year’s Annual Meeting of Stockholders, we held an advisory stockholder vote on executive compensation. About 98% of the shares that voted approved our executive compensation described in last year’s proxy statement. The Compensation Committee and the Company viewed these results as a strong indication that the Company’s stockholders support the compensation policies and practices of the Company, which have remained substantially unchanged over the past several years. In light of this vote, during 2012 the Compensation Committee and the Company did not make any material changes to the structure of compensation programs. In early 2013, the Company’s board of directors introduced performance-based shares as an element of equity compensation, and the Company issued restricted shares to the named executives and authorized the issuance of performance-based shares, pending the definition of financial metrics underlying such shares. As discussed in greater detail in “Proposal 3” on page 35 of this proxy, the Company’s financial performance improved steadily over the course of 2010 ($226,859 in net sales, $10,984 in net earnings), 2011 ($301,080 in net sales, $22,068 in net earnings) and 2012 ($366,190 in net sales, $36,867 in net earnings). The Company awarded equity and incentive compensation consistent with this improvement over those periods. The following sections further explain our rationale for our compensation practices in the recent past, including the award of both restricted shares and performance-based shares in 2013.

Elements of Compensation

Our key executives receive cash in the form of a salary and an annual incentive bonus. In addition, they also receive paid vacation, subsidized insurance (medical, dental, vision and life), and an automobile allowance. Further, they are eligible to participate in voluntary benefit programs, including a 401K retirement savings plan and an Employee Stock Purchase Plan. Finally, executives receive equity awards in the form of stock options, restricted stock and/or performance-based shares.

Salaries—Virtually all public companies pay salaries to their executives. We could neither attract nor retain anyone without this element of compensation. In the overall scheme of executive compensation, this element is the most substantial (on average, base salary constituted 56% of total cash compensation in 2012) and least at-risk. Salaries are typically subject to an annual increase, which is based upon the employee’s performance and, except in cases of exceptional performance, does not exceed cost of living indexes. 2012 salaries for named executives rose by about 3% over those of 2011, in light of very good performance by those executives. It should be understood, however, that the salary increase is not considered to be a form of entitlement and, if circumstances warrant (e.g., deficient performance) would be reduced or withheld altogether. In setting and adjusting salaries, the Company benchmarks wages for similar positions among peer companies. Details of the Company’s most recent benchmarking study appear in “Benchmarking and the Compensation Consultant” section below. The Company has historically raised salaries in excess of a modest adjustment when an executive takes on additional responsibilities; for example, in 2011, the CAO’s salary was increased by 11% over the prior year in light of a promotion. Similarly, the Company will reduce an executive’s salary in the case of a demotion or a reduction in responsibilities. Further, where company-wide performance falls far short of the budget, the Company has reduced all executives’ salaries; this happened following a downturn in 2009. The table below indicates salaries for named executive officers in the years 2011 and 2012 as approved by the Compensation Committee after assessment of the Company’s performance, individual performance and market assessment of pay.

Name of Officer	2012 Base Salary	2011 Base Salary	Year over Year Change
Eric G. Wintemute—CEO	$577,000	$562,000	2.7%
David T. Johnson—CFO	$297,800	$290,000	2.7%
Glen D. Johnson—SVP, Bus. Dev’t	$303,000	$295,000	2.7%
Timothy J. Donnelly—CAO	$270,000	$262,000	3.0%
James R. Lehman—VP Sales	$282,500	$275,000	2.7%

Incentive Compensation—In addition to a salary, executives may receive incentive compensation annually. Unlike the salary, the cash bonus is “at risk” and varies from year to year depending upon many factors. The main reason for this element of compensation (which is typically paid in March of the subsequent year) is to reward the executive for individual and companywide performance during the immediately prior year. As a general rule, the Company reserves ten percent of its pre-tax earnings over the course of each fiscal year to serve as the pool from which incentive compensation may be paid. However, the Compensation Committee is not bound to award all or any portion of the pool. Rather, at year end, that Committee first takes into account company-wide performance (including net sales, net earnings, indebtedness, and working capital measures). If these measures fall short of the Company’s budget, then the Committee will reduce the pool at its discretion. In 2009, for example, company-wide performance was well short of targeted goals, and the Committee awarded no incentive bonuses to the executives.

After determining whether any of the pool will be distributed, the Committee turns to the CEO, who recommends an allocation of bonuses among individuals based upon their performance. The Committee then exercises its own discretion in setting an allocation for the CEO and considers the CEO’s recommended allocation for others; in so doing, the Committee takes into account not only the executive’s achievement of his or her SMART goals, but also such factors as how the executive responded to new and changing conditions, leadership, responsiveness, and the showing of initiative. In 2012, incentive compensation for the named executive officers was, on average, 49% above that of 2011, and total cash compensation (base salary plus incentive bonus) was, on average 22% above that of 2011. These increases are consistent with improved companywide performance (for example, net sales rose 22%, net income rose 67% and shareholder’s equity rose 21%) year-over-year which, not surprisingly, were occasioned by the achievement of individual performance goals. Further, with respect to the CEO in particular, 2012 SMARTgoals were, in most cases, either fully achieved (e.g., enunciating a 2020 strategic plan, overseeing implementation of new synthesis units) or exceeded (e.g., achieving financial performance equal or above the Company’s financial plan).

Individual performance goals (SMART goals) for named executive officers during 2013 are indicated below. These will be the measures against which the subject executives will be adjudged, in part, in determining their compensation.

•

CEO—meet or exceed budgeted net sales and net income; publish and implement 2020 strategic plan; establish LLC with Tyratech for essential oil products; expand market penetration of corn soil insecticides; increase international sales; achieve label expansion of bedbug products; and build world-class regulatory department globally.

•	CFO—meet or exceed budgeted net sales and net income; complete 10-K submission in 60 days; renegotiate senior credit facility; achieve reduced corporate tax rate; and implement an agreed CRM system.

•

SVP—Business Development & Marketing – lead implementation of 2020 strategic plan; acquire or license two or more product lines or technologies; identify at least one company acquisition target meeting investment hurdles; and integrate the marketing function with business development.

•

CAO, General Counsel, Secretary—implement company-wide performance evaluation tool; assist in restructuring international sales function; recover data compensation in two matters; establish and implement communication plan; implement enhanced compliance programs for FCPA and antitrust.

•

VP—Sales—achieve sales goals embedded in 2013 budget; achieve gross margin goals; chair risk team on maintaining competitive position in marketplace; achieve specific targets for post-emergent corn herbicide and corn soil insecticides.

The Company believes that these goals are reasonable and achievable.

Equity—The Company regularly awards equity to its key executives. We believe that in providing equity to senior executives and requiring that a minimum number of shares be accumulated by such executives over time the interests of our executives will be more fully aligned with that of our shareholders. The Company has adopted a policy to prohibit short sales or hedging transactions by executives and directors. Through these awards and these policies, the Company believes that executives will take a longer view of the Company and will seek to enhance shareholder value several years into the future. Equity awards also serve as a means of encouraging excellent future performance and of retaining key employees over the long term. In addition, it is highly prevalent among peer companies to award equity to executives annually. It would be difficult to attract and retain executives without offering them a share in the Company’s long term prospects. Historically at the Company, equity awards have taken the form of either incentive stock options or time-based restricted stock (typically having a three year, cliff-vesting schedule with forfeiture for failing to remain continuously employed through the vesting date). In 2013, the Board authorized the near-term award of performance-based shares. The metrics for determining vesting of such awards are being defined in accordance with the SIP, subject to shareholder approval of the proposed amendment described below in Proposal 4.

In determining the amount and combination of equity awards, the Board considers the recommendation of the Compensation Committee and its independent compensation consultant, Pearl Meyer & Partners, which benchmarked the form and amount of equity awarded by the Company’s peers. The Board also considers the cost of expensing any such awards, the amount of dilution to other shareholders and the performance of individual recipients. Because these awards typically vest over a three year period, they serve to enhance retention of high-performing executives. As for the timing of equity awards, the Company has typically made awards in either the first or second quarter of each year and favors the first quarter, as it is better able to take into account equity as a portion of total compensation at the time of making incentive compensation awards. At this time, the Company has deferred the implementation of any clawback policy on incentive compensation in light of the lack of regulatory guidance other than as required under Sarbanes Oxley where the performance measures upon which such compensation was paid are subsequently restated.

As indicated in the Summary Compensation Table and the equity table on the same page, equity grants made to named executive officers in 2012 (having a total value of $1.82 million) followed a year (2011) in which no equity grants had been made. The Company elected to award restricted stock (having a three year cliff vesting schedule) in 2012 in light of the fact that 2011 financial performance had improved for a second year in a row, following a year of comparatively poor performance in 2009. Also, restricted stock had become an increasingly prevalent form of equity among peer companies and would provide encouragement to the named executive officers to continue generating strong financial results during the vesting period. Unlike stock options (which had been awarded in 2010), restricted stock carries value to the holder notwithstanding market changing market conditions.

Subsequently, equity awards (either made or intended to be made) to named executives in 2013 (having a total value of $2.23 million) increased by 22% over those of 2012 ($1.82 million). This increase is consistent with the senior executive team having contributed to record high net sales and net income during fiscal year 2012. It should also be noted that 25% of the 2013 equity awards take the form of performance-based shares and 75% are time-based, cliff vesting, while 100% of the equity awards made in 2012 are time-based, cliff vesting. Thus, while the dollar value of equity awards rose year-over-year, a portion of the 2013 awards is at risk and will vest only if the Company achieves certain financial performance metrics. These shares will tend not only to align the executives’ interests with those of shareholders, but also to give the named executives further incentive to reach financial targets.

Other Benefits—Like most public companies, the Company offers comprehensive group health and life insurance to all of its employees, including key executives. These take the form of PPO and HMO programs with nationally-known insurance carriers that either insure the entire risk (in the case of our HMO) or provide stop-loss coverage (as in the case of our PPO plan). Our health benefits premiums are highly-subsidized by the Company and offer extremely competitive terms (e.g., low co-payments and office visit charges). For that reason, they serve as a powerful tool in recruiting. We believe that these programs are a sound investment, as they serve to ensure the continued health of the workforce. Beyond these programs, the Company offers voluntary participation in a wellness program, including incentives for achievement of fitness or diet goals. Our executives also enjoy life insurance and long term disability insurance coverage, which make our total compensation even more competitive. In addition, executives receive an automobile allowance and, in the case of the CEO, reimbursement for other perquisites (e.g., country club membership) that provide a venue for the cultivation of business relationships.

Finally, our executives (and, in fact, any full time employee) may voluntarily participate in the Company’s 401K retirement savings plan, under which the Company matches up to 5% of the participant’s salary (subject to an annual cap) and the Employee Stock Purchase Plan, which permits the purchase of Company shares at a discount through payroll deduction.

Benchmarking and the Compensation Consultant

In years past, the Compensation Committee of the Company’s Board has retained an independent compensation consultant to assist in defining its compensation strategy, in fashioning a compensation plan, and in benchmarking compensation practices. As disclosed in the Company’s 2012 proxy, in early 2012, Pearl Meyer & Partners (“PM&P”), as independent compensation consultant, using survey data that it had gathered from 2010, reviewed total compensation for the Company’s top nine executives in 2011. Under its analysis, PM&P found that the salary, bonus and equity (total compensation) of the top nine executives was in the upper quartile of benchmarked companies. In early 2013, PM&P performed a comprehensive study on executive compensation, focusing on 2012 performance. Specifically, PM&P interviewed the CEO and the Chairman of the Compensation Committee, developed a comparator group of companies for review and approval by the Committee, performed a competitive analysis of total direct compensation for select executive officers (including base salaries, annual incentives and long term incentives), performed a realizable compensation and leverage analysis of the CEO’s compensation relative to the comparator group, reviewed market practices for compensation among the comparators, reviewed equity utilization and made recommendations. PM&P was engaged by, and reports directly to, the Compensation Committee and does not perform any other services for the Company. None of the work of the compensation consultant has raised any conflicts of interest.

In identifying a group of comparators, PM&P identified 14 publicly traded specialty chemical companies having similar revenues and market capitalization. PM&P focused on product lines, GICS numbers, and peers-of-peers in defining the group, noting that there are few similarly sized public companies that sell agricultural specialty chemicals. The comparator group identified by PM&P included Innophos Holdings Inc (IPHS), Quaker Chemical Corporation (KWR), Zep Inc. (ZEP), Calgon Carbon Corporation (CCC), Aceto Corporation (ACET), Intrepid Potash Incorporated (IPI), Landec Corporation (LNDC), Hawkins Incorporated (HWKN), Balchem Corporation (BCPC), KMG Chemicals Incorporate (KMG), American Pacific Corporation (APFC), Chase Corporation (CCF), Penford Corporation (PENX) and Zoltec Companies Incorporated (ZOLT). The market capitalization for the comparator group ranged from $101 million to $1,760 million as of 1/31/2013, and the trailing 12 month revenues ranged from $170 million to $860 million.

Prior to the completion of the PM&P analysis, the Board had conferred with the CEO and the CAO on the performance of each executive in 2012, including with respect to his or her SMART goals. With PM&P’s analysis, the Compensation Committee recommended that the Board authorize bonus and equity pools, which the Board subsequently authorized, and requested that the CEO propose an allocation of compensation to the executives within PM&P’s benchmarked and recommended guidelines and further refined to take into account individual performance for each executive. The CEO worked with the CAO to develop a plan for the executives, which they presented to the Compensation Committee for final approval. Ultimately, then, the Committee and the Board, approved salary levels to include a 3% merit-based increase over the prior year, incentive bonus payments at, on average, 150% of those paid for 2011 performance, and, looking forward to compensation for 2013, equity consisting of 75% restricted shares (time-based, cliff-vesting) and 25% performance-based shares (the metrics for which have not yet been established). As indicated previously, the value of restricted shares to executive employees was virtually unchanged from 2012 to 2013, but the addition of performance-based shares could result in an increase in value, if and when such shares vest.

In the course of examining the Stock Incentive Plan (“SIP”), and in light of the fact that performance-based shares were to be awarded in 2013, PM&P also recommended that the Company amend that plan to ensure compliance with Internal Revenue Code Section 162(m) which relates to payroll tax deductibility for individual compensation that exceeds $1 million per annum. The Board took this recommendation and has resolved to amend the SIP subject to shareholder approval of a ballot measure included in this proxy statement, without increasing the number of shares reserved for issuance under the plan.

Closing Comments

The Company believes that its executive compensation meets its primary objectives. First, like the 2011 compensation that was approved by its shareholders at the 2012 annual shareholders’ meeting, it offers pay for performance. In 2012, the Company had its highest ever net sales and net income. Compared to its peers, the Company was at about the 80th percentile for overall financial performance and the 100th percentile for total shareholder return (for both the one-year and three-year periods). Upward changes in salary have been modest and consistent with market salary budget increases and very good performance by the named executives. The level of incentive compensation rose 46%. In addition, the Company made equity awards in 2012, after having made no awards in 2011. At the start of 2013, the Company has awarded equity having a value of about 22% above the 2012 awards, with the bulk of the increase being in the form of performance-based shares.

Second, executive compensation is competitive and has served to attract and retain key executives. Indeed, during 2012, aside from retirement, the Company had no attrition in its executive ranks and, in fact, hired two senior executives (one in international sales and another in global regulatory affairs). Third, we have further aligned our executives’ interests with those of our shareholders through the award of equity, an aspect of total compensation that was missing in 2011.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 (b) of Regulation S-K with management and, based on the review and discussions referred to in that Item, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in the registrant’s annual report on Form 10-K or incorporated by reference to the presentation in the proxy statement.

Lawrence S. Clark, Chairman

Carl R. Soderlind, Member

Alfred F. Ingulli, Member

EXECUTIVE OFFICERS OF THE COMPANY

The following persons are the current executive officers of the Company:

Name of Director/Officer	Age	Capacity
Eric G. Wintemute	57	Chairman and CEO
David T. Johnson	56	Vice President, CFO and Treasurer
Glen D. Johnson	58	Senior Vice President of AMVAC Chemical Corporation
Timothy J. Donnelly	53	CAO, General Counsel, & Secretary
James R. Lehman	54	Vice President of Sales of AMVAC Chemical Corporation

Eric G. Wintemute has served as a director of the Company since June 1994. He was appointed Chairman and CEO in June 2011. Mr. Wintemute has also served as President and CEO from July 1994 until June 2011. He was appointed Executive Vice President and COO of the Company in January 1994.

David T. Johnson has served as Vice President, CFO, and Treasurer of the Company since March 7, 2008. Mr. Johnson served as Finance Director for Amcor Flexibles UK Ltd., a five hundred million dollar manufacturer of decorative packaging and a subsidiary of Amcor, a multibillion dollar corporation based in Australia, from June 2003 through March 2008. Prior to that he served as Vice President of Finance for Sterer Engineering, a subsidiary of Eaton Aerospace, an eight billion dollar Cleveland based multinational company from April 2001 through June 2003.

Glen D. Johnson has served as Senior Vice President and Director of Business Development of AMVAC Chemical Corporation since February 1999. Mr. Johnson was previously the North American Senior Marketing Manager for Contract Sales at Zeneca Ag Products. Prior to joining AMVAC Chemical Corporation, Mr. Johnson had over 20 years of experience in sales and marketing, acquisition and licensing, market development, and field research and development with three multinational agrochemical companies.

Timothy J. Donnelly has served as Vice President and General Counsel of the Company since October 2005. He served as Assistant Secretary until June 2007, at which time he was appointed Secretary of the Company. In 2009, he was also made responsible for Human Resources and Risk Management. In June 2010, he was appointed as CAO. Prior to his work with the Company, from September 2000 through October 2005, Mr. Donnelly served as Vice President, General Counsel and Secretary for DDi Corp. (Nasdaq—DDIC) a manufacturer of quick-turn, high-technology printed circuit boards.

James R. Lehman has served as Vice President—Sales of AMVAC Chemical Corporation since June 9, 2011. He joined the Company on January 26, 2009 as Midwest Regional Sales Manager. Prior to that time, Mr. Lehman was the Strategic Account Manager for BASF Corporation based in Carmel, Indiana from 2000 to 2009, where he had responsibility for key accounts on a national level.

EXECUTIVE COMPENSATION

The following table sets forth the aggregate cash and other compensation for services rendered for the year ended December 31, 2012 paid or awarded by the Company and its subsidiaries to the CEO, CFO, the three most highly compensated executive officers other than the CEO and CFO, and any persons who departed from the Company during the subject year and, but for such departure, would have been in any of the aforementioned categories (the “named executive officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (h)	All Other Compen- sation ($)(3) (i)	Total ($) (j)
Eric G. Wintemute	2012	577,000	562,750	848,052	—	—	—	58,572	2,046,374
	2011	525,000	400,000	—	—	—	—	51,975	976,975
	2010	501,481	137,500	—	108,704	—	—	52,992	800,677

David T. Johnson	2012	297,800	210,000	225,170	—	—	—	29,912	762,882
	2011	290,000	135,000	—	—	—	—	29,662	454,662
	2010	238,926	70,000	—	90,587	—	—	27,307	426,820

Glen D. Johnson	2012	303,000	220,000	225,170	—	—	—	27,727	775,897
	2011	294,827	165,000	—	—	—	—	26,500	486,327
	2010	275,000	85,000	—	90,587	—	—	13,850	464,437

Timothy J. Donnelly	2012	270,000	210,000	225,170	—	—	—	27,542	732,712
	2011	262,500	130,000	—	—	—	—	27,292	419,792
	2010	233,774	70,000	—	90,587	—	—	26,729	421,090

James R. Lehman	2012	298,798	206,625	300,909	—	—	—	22,986	829,318
	2011	256,246	135,000	—	—	—	—	20,650	411,896
	2010	202,692	60,300	41,600	72,469	—	—	15,487	392,548

(1)	Amounts reflect bonus payments for service rendered in the subject year. These payments are made in March of the following year.

(2)                                          SUPPLEMENTAL TABLE OF 2013 EQUITY AWARDS

The following table summarizes restricted stock awards granted to executive officers on March 25, 2013.

Name (a)	Number of Shares of Stock(#) (b)	Price of Stock ($/Share) (c)	Full Grant Date Fair Value of Stock ($) (d)	Performance- Based Awards ($) (e)	Total ($) (f)
Eric G. Wintemute	26,558	31.29	831,000	277,000	1,108,000
David T. Johnson	6,735	31.29	210,750	70,250	281,000
Glen D. Johnson	6,735	31.29	210,750	70,250	281,000
Timothy J. Donnelly	6,735	31.29	210,750	70,250	281,000
James R. Lehman	6,735	31.29	210,750	70,250	281,000

(3)	See table following for details of all other compensation.

SUMMARY COMPENSATION TABLE

ALL OTHER COMPENSATION

		Perquisites ($)		Tax Reimbursements ($)	Insurance Premiums ($)	Company Contributions to Defined Contribution Plans ($)(3)	Severance Payments / Accruals ($)	Change in Control Payments / Accruals ($)
Eric G. Wintemute	2012	42,460	(1)	—	3,612	12,500	—	—
	2011	37,080	(1)	—	2,645	12,250	—	—
	2010	38,420	(1)	—	2,322	12,250	—	—

David T. Johnson	2012	13,800	(2)	—	3,612	12,500	—	—
	2011	13,800	(2)	—	3,612	12,250	—	—
	2010	13,800	(2)	—	1,932	11,575	—	—

Glen D. Johnson	2012	12,952	(2)	—	3,612	11,163	—	—
	2011	11,928	(2)	—	2,322	12,250	—	—
	2010	11,528	(2)	—	2,322	—	—	—

Timothy J. Donnelly	2012	13,800	(2)	—	1,242	12,500	—	—
	2011	13,800	(2)	—	1,242	12,250	—	—
	2010	13,800	(2)	—	1,242	11,687	—	—

James R. Lehman	2012	13,800	(2)	—	1,852	7,334	—	—
	2011	8,400	(2)	—	—	12,250	—	—
	2010	8,400	(2)	—	—	7,087	—	—

(1)	Automobile allowance of $18,000, $18,000 and $18,000 for the years ended December 31, 2012, 2011 and 2010, respectively; and personal expense reimbursements of $24,460, $19,080 and $20,420 relating to country club membership fees and assessments in the years ended December 31, 2012, 2011, and 2010, respectively.
(2)	Automobile allowance.
(3)	Effective January 1, 2005, the Company matches employee contributions to its 401(k) savings plan dollar for dollar up to 5% of base salary.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth the grant of plan-based awards for the year ended December 31, 2012 to the named executive officers. (2)

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Share) (k)	Full Grant Date Fair Value of Stock ($) (1) (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)
Eric G. Wintemute	3/22/12							41,429	—	20.47	848,052
David T. Johnson	3/22/12							11,000	—	20.47	225,170
Glen D. Johnson	3/22/12							11,000	—	20.47	225,170
Timothy J. Donnelly	3/22/12							11,000	—	20.47	225,170
James R. Lehman	3/22/12							14,700	—	20.47	300,909

(1)	This column shows the full grant date fair value of restricted stock grants made based on the closing price of the Company’s stock as of the date of grant which was $20.47 per share. These amounts were not paid to any named executive officer. The recognized compensation expenses for 2012 are shown in the “Stock Awards” column in the “Summary Compensation Table”.
(2)	The Company issued restricted stock grants to the named executive officers on March 25, 2013. Please refer to Executive Compensation section, Note 2 for a summary of the restricted stock awards.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows, with respect to the named executive officers, the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2012 with respect to options to purchase Common Stock of American Vanguard Corporation. The closing price of the Common Stock on December 31, 2012 the last trading day of American Vanguard’s fiscal year was $31.07 per share.

Name (a)	Option Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Eric G. Wintemute	20,000	10,000	—	$7.50	12/10/2020
David T. Johnson	6,779	—	—	$14.75	03/07/2018
David T. Johnson	16,667	8,333	—	$7.50	12/10/2020
Glen D. Johnson	16,667	8,333	—	$7.50	12/10/2020
Timothy J. Donnelly	16,667	8,333	—	$7.50	12/10/2020
James R. Lehman	13,333	6,667	—	$7.50	12/10/2020

Name (a)	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Eric G. Wintemute	41,429	1,287,199	—	—
David T. Johnson	11,000	341,770	—	—
Glen D. Johnson	11,000	341,770	—	—
Timothy J. Donnelly	11,000	341,770	—	—
James R. Lehman	19,700	612,079	—	—

OPTION EXERCISES AND STOCK VESTED

The following table shows, with respect to the named executive officers, the number of shares acquired on the exercise of stock options and on vesting of stock awards and their respective value realized (market price less exercise price) for the year ended December 31, 2012.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Eric G. Wintemute	400,362	11,854,719	14,471	254,400
David T. Johnson	—	—	4,401	77,370
Glen D. Johnson	187	2,667	4,772	83,892
Timothy J. Donnelly	3,366	51,651	4,401	77,370
James R. Lehman	—	—	2,104	36,988

Pension Benefits

The following table sets forth the pension benefits payable to the named executive officers for the year ended December 31, 2012. This table is for illustrative purposes only as the Company currently does not provide this benefit to the named executive officers.

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
Not Applicable	—	—	—	—

Non-qualified Deferred Compensation

The following table sets forth the non-qualified deferred compensation benefits payable to the named executive officers for the year ended December 31, 2012. This table is for illustrative purposes only as the Company currently does not provide this benefit to the named executive officers.

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)

Not Applicable	—	—	—	—	—

Potential Payments Upon Termination or Change of Control

Each of the named executive officers is party to a Change of Control Severance Agreement expiring December 31, 2013. Under the terms of those agreements, the employee is entitled to receive certain payments in the event that there is a change of control during the term of agreement and such employee is either terminated (for reasons other than cause) or resigns for good reason. If the employee is terminated for cause or due to death or disability, he or she is not entitled to severance under the agreement. Provided the conditions for payment are met, employee is entitled to receive a lump sum amount equal to two years’ base salary, 24 months’ worth of COBRA coverage for medical insurance, executive level outplacement costs, and acceleration of unvested options (or other securities to which employee may have a right). For purposes of these agreements, “change in control” is defined to mean, in effect, either (i) a merger or consolidation of the Company in which those who were stockholders immediately before the effective time of the merger or consolidation have less than 50% of the voting power of the new corporation or entity; (ii) a sale or disposition of all or substantially all of the Company’s assets; or (iii) when any person (as defined in Sections 13(d) and 14(d) of the Exchange Act) directly or indirectly owns more than 50% of the Common Stock of the Company. As a condition to payment, the employee must enter into a written release of claims against the Company.

The following table summarizes the estimated payments to be made to the named executive officers in the event of a termination without cause or voluntary resignation for good reason after a change in control assuming, for illustration purposes, that such change in control had occurred on December 31, 2012.

	Salary ($)	COBRA Insurance Premiums ($)	Outplacement Services ($)	Accelerated Options and Grants Vesting ($)(1)	Total Change in Control Payments ($)(2)
Eric G. Wintemute	1,154,000	55,811	25,000	662,420	1,897,231
David T. Johnson	595,600	59,737	25,000	195,255	875,592
Glen D. Johnson	606,000	42,782	25,000	195,255	869,037
Timothy J. Donnelly	540,000	55,811	25,000	195,255	816,066
James R. Lehman	565,000	49,737	25,000	253,348	893,085

(1)	Upon change in control, the agreement allows for the accelerated vesting of options and grants. Assuming the change in control was to happen as of 12/31/2012, then there would be unvested awards of 94,129 shares and 41,666 shares of restricted stocks and incentive stock options, respectively. If the change in control occurred on 12/31/2012, these awards will vest and the company recognizes additional compensation expense of $1,359,372 and $142,161 for restricted stocks and incentive stock options, respectively, based on grant date fair value.
(2)	Payments are subject to reduction to ensure that they are fully tax deductible by the Company.

Director Compensation

The following table summarizes compensation paid to the Board for the year ended December 31, 2012.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (f)	All Other Compen- sation ($) (g)		Total ($) (h)
Lawrence S. Clark	95,000	25,000	—	—	—	—		120,000
Jerome L. Coben	22,500	36,702	—	—	—	—		59,202
Debra F. Edwards	73,000	50,000	—	—	—	4,125	(1)	127,125
Alfred F. Ingulli	85,000	50,000	—	—	—	—		135,000
John L. Killmer	78,000	50,000	—	—	—	—		128,000
Carl R. Soderlind	92,000	25,000	—	—	—	—		117,000
Irving J. Thau	111,000	50,000	—	—	—	—		161,000
M. Esmail Zirakparvar	82,000	50,000	—	—	—	—		132,000

(1)	This amount constitutes fees paid to Dr. Debra Edwards for her advisory services on certain projects involving product defense.

The Company has the following compensatory arrangements with the non-employee members of its Board:

Cash Compensation:

Effective with each non-employee director’s election/re-election of the Board is entitled to receive cash compensation for his or her services on the Board as follows:

•	Quarterly retainer fee of $10,000 for services on the Board.

•	Quarterly retainer fee of $6,250 for services as Lead Director of the Board

•	Quarterly retainer fee of $2,500 for service as chairperson of the Audit Committee.

•	Quarterly retainer fee of $1,250 for service as chairperson of the Compensation Committee, the Nominating and Corporate Governance Committee, the Finance Committee or the Risk Committee.

•	Attendance fee of $2,500 per meeting of the Board.

•

Attendance fee of $1,000 per meeting of the committees of the Board, except that the Audit Committee chairperson will receive an attendance fee of $1,500 per Audit Committee meeting, Finance Committee members receive $2,000 per meeting of the Finance committee, and non-management directors receive $1,250 per meeting in executive session.

•	Per diem fee of $2,000 for special assignments as determined from time to time by the Board.

Stock Awards:

In accordance with the terms and conditions of the Company’s Amended and Restated 1994 Stock Incentive Plan, as amended through May 12, 2005 (the “Plan”), each non-employee director of the Board is entitled to receive awards of Restricted Stock or Restricted Stock Units (as each term is defined in the Plan) of the Company’s Common Stock, par value $.10 (“Common Stock”), as follows:

•

In connection with each non-employee director’s election or re-election to the Board, such director is entitled to receive an award that equals $50,000 (the “Stock Award”). Further, provided the director has accumulated Company stock equal to the number of shares received by him or her over the course of his or her first three full years of service on the Board, such director may elect to receive up to half of the value of any subsequent Stock Award in the form of a cash payment.

•

If a person is appointed to the Board for any partial year (for example, due to a vacancy on the Board), such director will receive a pro rata portion of the Stock Award as determined by the Compensation Committee or the Board.

•

Each Stock Award will be calculated based on the closing price of the Common Stock on the date of issuance, as reported on the New York Stock Exchange or other national exchange on which the Common Stock is traded. No fractional share of any Stock Award will be issued; the value of such fractional share will be paid in cash.

•	Each Stock Award will vest immediately in full upon grant.

The Company has entered into written indemnification agreements with each of its directors, effective as of the first day of such person’s service as a director. The agreement provides for contractual indemnification obligations by the Company to the extent permitted by applicable law and the advancement of expenses in connection therewith. The agreement also provides that any legal action against a director must be brought within two years from the date of the accrual of such action or such shorter period as provided by law.

See “Description of Compensatory Arrangements Applicable to Non-Employee Directors for 2005” which was filed as Exhibit 10.1 to the Company’s Form 8-K which was filed with the SEC on June 15, 2005.

Employee Contracts, Termination of Employment and Change of Control Arrangements

The Company and Eric G. Wintemute entered into a written employment agreement, dated as of January 15, 2008, pursuant to which Mr. Wintemute serves as the Company’s President and CEO. Mr. Wintemute’s current annual base compensation is $592,000, with increases to be made by the Board in their sole discretion. In light of the Company’s financial performance, in August 2009 Mr. Wintemute took a voluntary 10 percent reduction of his base compensation of indefinite duration such that, as of December 31, 2009, his base annual salary was $491,000. In light of improved financial performance, that figure was returned to the pre-reduction level of $545,707 in mid-2010. As of January 1, 2011, in connection with a company-wide annual salary adjustment, his salary was increased to $562,000. Effective January 1, 2012, Mr. Wintemute’s salary was increased to $577,000 and, on January 1, 2013, was increased to its current level. Mr. Wintemute may receive a bonus, in an amount as determined by the Board, based on his performance against reasonable qualitative and quantitative benchmarks. The agreement also provides Mr. Wintemute with certain additional benefits which are customary for executives at this level in the industry, including a car allowance of $1,500 per month and reimbursement for reasonable and customary business expenses. Mr. Wintemute’s agreement is of indefinite duration, unless terminated by the Company. If the Company terminates Mr. Wintemute’s employment without cause and not due to disability or death, the Company shall pay to Mr. Wintemute an amount equal to two times the average annual cash compensation received by him over the course of the two immediately preceding calendar years. If Mr. Wintemute dies during the term of the agreement, the Company will pay his designated beneficiary any amounts (including salary) and continue any benefits due to Mr. Wintemute under the agreement for 12 months after his death.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board for the year ended December 31, 2012, consisted of Messrs. Lawrence S. Clark, Alfred F. Ingulli, and Carl R. Soderlind. During 2012, no officer or employee of the Company served on the board of directors of any other entity, where any officer or director of such entity also served on the Company’s Board.

Review and Approval of Related Person Transactions

In accordance with the terms of its written charter, the Nominating and Corporate Governance Committee (“the Committee”) has the responsibility for the review and approval or ratification of all related persons and conflict of interest transactions involving any director, executive officer, nominee for director, any holder of 5% or more of any class of the Company’s voting securities or any non-executive officer (or any member of the immediate family of any of the foregoing persons), if such related person or conflict of interest transaction involves more than $10,000, in each case using appropriate counsel and other advisers as the Committee may deem necessary.

In the course of its review of a proposed related person transaction, the Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on a director’s independence; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable law and listing standards. The Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

The Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Committee determines in good faith. To the extent that a proposed related person transaction involves any member of the Committee (or an immediate family member of any member of the Committee), such member would not participate in the deliberations or vote respecting the approval or ratification of the proposed transaction.

Related Person Transactions

In June 2011, the Company entered into a consulting agreement with director Debra F. Edwards to provide technical services relating to product defense and stewardship at the rate of the lesser of $250 per hour or $2,000 per day. During the year ended December 31, 2012, the Company paid approximately $4,125 to Ms. Edwards for the provision of technical services.

STOCK PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative, five-year total return for the Company, the S&P 500 Stock Index, and a peer group (Chemical—Specialty Industry). The graph assumes that the beginning values of the investments in the Company, the S&P 500 Stock Index, and the peer group of companies each was $100. All calculations assume reinvestment of dividends. Returns over the indicated period should not be considered indicative of future returns.

SUMMARY OF PROPOSALS

This Proxy contains four proposals for which stockholder action is sought.

•	Proposal 1 requests the election of eight directors to the Board.

•	Proposal 2 requests the ratification of the appointment of BDO USA, LLP as the Company’s independent outside auditor for 2013.

•	Proposal 3 requests an advisory vote on executive compensation.

•

Proposal 4 requests approval of an amendment to the American Vanguard Corporation 1994 Stock Incentive Plan to enable deductibility of performance-based shares under Internal Revenue Code Section 162(m).

Details of each proposal appear below.

PROPOSAL 1

Election of Directors

The Board is elected annually. The Certificate of Incorporation and Bylaws, as each have been previously amended and restated, of the Company, currently provide that the number of directors of the Board shall not be more than nine nor less than three. As per the Bylaws, the Board has fixed the maximum number of directors at nine. At this election, eight directors have been nominated to be elected at the Annual Meeting and will hold office from the time of the election until the next Annual Meeting and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. The Board has nominated Lawrence S. Clark, Debra F. Edwards, Alfred F. Ingulli, John L. Killmer, Carl R. Soderlind, Irving J. Thau, Eric G. Wintemute, and M. Esmail Zirakparvar to be elected to serve as directors until the next annual meeting and until their successors are duly elected and qualified.

REQUIRED VOTE AND RECOMMENDATION

The eight directors to be elected by the holders of Common Stock shall be the eight candidates receiving the highest number of votes cast by holders of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES IDENTIFIED ABOVE.

PROPOSAL 2

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of American Vanguard Corporation appointed BDO as the Company’s independent registered public accounting firm for the year ending December 31, 2013.

BDO has served as independent accountants of the Company continuously since 1991. It is believed that its knowledge of the Company’s business gained through this period of service is of great value.

Aggregate fees for professional services rendered to the Company by BDO for the years ended December 31, 2012 and 2011, were (in thousands):

	2012	2011
Audit	$463	$442
Tax	255	315
Audit Related	—	—
Other	—	—

	$718	$757

Audit fees for 2012 and 2011 were for professional services rendered for the audits of the consolidated financial statements of the Company including the audits of internal controls under Section 404 of the Sarbanes- Oxley Act, reviews of quarterly financial statements, consents, and assistance with review of documents filed with the SEC.

Tax fees for 2012 and 2011 were for services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice, including assistance with and representation in tax audits, advice related to acquisitions, and requests for technical advice from tax authorities.

Audit Related fees, if any, would primarily relate to assurance services, accounting consultations in connection with acquisitions, and consultations concerning financial accounting and reporting standards. There were none in 2012 and 2011.

Our Audit Committee has considered whether the provision of the non-audit services described above is compatible with maintaining our auditors’ independence and determined that such services are appropriate.

Representatives of BDO are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

REQUIRED VOTE AND RECOMMENDATION

The affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting is required to ratify the appointment of BDO. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm to audit the 2013 consolidated financial statements and related internal control over financial reporting of American Vanguard Corporation and its subsidiaries, made by the Audit Committee, is hereby ratified”

PROPOSAL 3

Advisory Vote on Executive Compensation

We believe that our compensation policies and procedures:

•	are based upon pay-for-performance,

•	enable the Company to attract and retain top quality personnel in our executive ranks,

•	prudently permit the consideration of multiple factors in assessing performance and awarding compensation,

•	do not encourage risky conduct, and

•	are aligned with our stockholders’ best interests.

This advisory stockholder vote, commonly known as “Say-on-Pay,” gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program and policies through the following resolution. The amounts below are denoted in thousands.

Compensation has risen and fallen with financial performance over the last five fiscal years. Following a relatively strong year in 2008 (net sales of $236,465 and net income of $20,019 or $0.73 per share), the Company experienced diminished financial performance in 2009 ($205,801 in net sales, and a net loss of $5,789 or $0.21 per share, including a non-cash charge to earnings of $13,509). This trend caused executives to take a 10% salary cut in mid-2009 and, after a full-year financial numbers were reported for 2009, the executive officers received no incentive cash compensation.

Financial performance improved in 2010 (net sales of $226,859 and net income of $10,984 or $0.40 per share). Further, in 2010 the Company completed the acquisition of four product lines (Def, Mocap, Nemacur and Aztec); these represented the first such acquisitions in over two years and were thus of strategic significance to the Company. Amidst better financial performance by mid-2010, executive salaries were restored to pre-adjustments levels, and in partial recognition of financial performance for 2010, executive officers received bonuses which, in the aggregate, equaled approximately 55 percent of the amount awarded in 2008.

Fueled, in part, by the successful acquisitions of 2010, the Company once again improved its financial performance during 2011 with net sales of $301,080 and net income of $22,068 or $0.79 per share. In addition, over the course of 2011, the Company continued to improve its balance sheet through reducing indebtedness and inventory levels while generating more cash than it has ever done in any previous reporting year (with $35,085 in cash and a revolver balance of $0 as of year end). In light of that performance, executive salaries were increased by just under three percent, and executive officers received bonuses which, in the aggregate, exceeded those paid in 2008. Then, in 2012, the Company recorded its best ever financial performance with net sales of $366,190 and net income of $36,867 or $1.28 per share. Its year-end cash balance was at a record-high $38,476, stockholders’ equity reached $225,436, a 21% increase over the prior year.

Given our financial performance, we believe that the compensation practices of the Company have been reasonable in light of those at similar companies and reflect a philosophy of paying for performance.

Because your vote is advisory, it will not be binding upon the Board. However, the Company’s Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

REQUIRED VOTE AND RECOMMENDATION

The passage of a recommendation requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the stockholders approve the overall executive compensation policies and procedures of the Company, as described in the Compensation Discussion and Analysis and the tabular disclosures regarding named executive officers’ compensation in this Proxy Statement.”

PROPOSAL 4

Amendment of the American Vanguard Corporation 1994 Stock Incentive Plan

Section 162(m) of the Internal Revenue Code prohibits corporations from deducting compensation paid to “covered employees” (in effect, the named executive officers) in excess of $1 million, unless it is performance-based. Generally speaking, compensation will be found to be performance- based if (i) it is paid solely upon the attainment of certain performance goals as per an objective compensation formula, (ii) those goals are established by a compensation committee that consists of at least two independent directors, (iii) the compensation is approved pursuant to a plan that is approved by shareholders, and (iv) the compensation committee certifies in writing that, prior to making payment for such compensation, the performance goals and any other material terms have been met. As mentioned in the CD&A, during 2013, the board of directors approved the award of performance shares to covered employees, pending the establishment of financial goals for such shares. In order to ensure that the Corporation is able to deduct performance-based compensation under IRC Section 162(m), it is necessary to make certain changes to the American Vanguard Corporation 1994 Stock Incentive Plan (the “SIP” set forth as Exhibit B to this Proxy Statement). The changes proposed are set forth in full in Exhibit A to this Proxy Statement and, in summary, are as follows:

•	Adding a new section to the SIP to provide for the grant of performance-based shares, with or without dividend equivalent rights;

•	Providing that any employee is eligible to participate in the SIP;

•	Giving the compensation committee the authority to determine the participants, the size of performance-based shares, the performance criteria and other terms of such awards;

•

Mandating that the performance period be not less than six months and that performance-based shares be granted no more than 90 days after the commencement of the performance period (as permitted by IRC 162(m));

•	Providing that settlement of the performance-based shares may be in either cash or common shares; and

•	Setting a maximum of $3 million (if settled in cash) and 300,000 common shares (including dividend equivalent rights, if settled in shares) for any individual.

The Company believes that using performance-based equity as a component of executive compensation serves both to align the interests of executives with those of the shareholders and to motivate the executives to achieve financial objectives that are in the longer term interests of both employees and shareholders. As noted in the CD&A, this form of equity is becoming increasingly prevalent among public companies (including the comparators in PM&P’s benchmarking study). The proposed amendment would conform the SIP more fully with the requirements of IRC Section 162(m) and would increase the Company’s chances of realizing the potential savings of deducting payments made for performance-based compensation under that tax code section.

REQUIRED VOTE AND RECOMMENDATION

The passage of a recommendation requires the affirmative vote of holders of a majority of the shares of Common Stock cast at the meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING RESOLUTION:

“Resolved, that the American Vanguard Corporation 1994 Stock Incentive Plan be amended as described in Exhibit A to this Proxy Statement.”

COMMUNICATIONS

Communications to the Board

All communications to the Board or any individual director must be in written and addressed to them c/o American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

Proposals for Submission at Next Annual Meeting

Any stockholder who intends to present a proposal at the Company’s 2013 Annual Meeting of Stockholders must send the proposal to: American Vanguard Corporation, Attn: Corporate Secretary, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

If the stockholder intends to present a proposal at the 2014 Annual Meeting of Stockholders, without inclusion of such proposal in the Company’s proxy materials, the proposal must be received by the Company no earlier than December 31, 2013 and no later than January 15, 2014, and must (i) present a proper matter for stockholder action under the Delaware General Corporation Law, (ii) comply with the requirements of the Company’s Certificate of Incorporation and Bylaws, each as amended and restated, and (iii) comply with the requirements of the Exchange Act.

Stockholder Nomination of Directors

The Nominating and Corporate Governance Committee of the Board will consider nominees to the Board recommended by stockholders who comply with the following procedures. In order for a stockholder to nominate a candidate for director at the 2014 Annual Meeting of Stockholders, timely notice of the nomination must be given in writing as follows: American Vanguard Corporation, Attn: Chairperson of the Nominating and Corporate Governance Committee, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660. The committee will consider nominees to the Board recommended by stockholders who comply with procedures established by the committee as follows:

•

In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Chair of the committee. To be timely, such notice must be received at the principal executive offices of the Company not less than ninety (90) days prior to any meeting of stockholders called for the election of directors.

•

Any notice of nomination must include (i) the stockholder’s name, address and number of shares of the Company owned by such stockholder; (ii) the name, age, business address, residence address, and principal occupation of the nominee; (iii) the number of shares of the Company beneficially owned by the nominee; (iv) information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws; (v) information as to whether the nominee can understand basic financial statements; and (vi) information as to the nominee’s other board memberships (if any). The stockholder must also submit with such notice the nominee’s written consent to be elected and to serve on the Board.

•	The committee may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee.

In considering candidates for the Board, the committee selects from candidates that exhibit a proven track record of relevant skills and characteristics in the context of the current makeup of the Board. The assessment includes a review of the candidate’s (i) understanding of the Company’s industry, (ii) experience as a member of senior management in this industry, (iii) experience as a member of the board of directors of a publicly-traded company, and (iv) acumen and experience in strategic planning, corporate finance, and mergers and acquisitions—all in the context of the perceived needs of the Board at that point in time.

ANNUAL REPORT ON FORM 10-K

Upon request, the Company will provide without charge to any beneficial owner of its Common Stock, a copy of its Annual Report on Form 10-K, excluding exhibits but including financial schedules (if applicable), filed with the SEC with respect to the year ended December 31, 2012. Requests are to be made to the attention of the Chief Financial Officer, American Vanguard Corporation, 4695 MacArthur Court, Suite 1200, Newport Beach, California 92660.

OTHER MATTERS

The Company’s Annual Report for the year ended December 31, 2012 accompanies this Proxy Statement but shall not be deemed incorporated herein. The Board does not know of any matter to be acted upon at the Annual Meeting other than the matters described herein.

By Order of the Board of Directors

Timothy J. Donnelly

Chief Administrative Officer,

General Counsel, & Secretary

Dated: April 23, 2013

EXHIBIT A

SIXTH AMENDMENT

OF

AMERICAN VANGUARD CORPORATION

1994 STOCK INCENTIVE PLAN

The 1994 Stock Incentive Plan (Amended and Restated as of May 12, 2005) of American Vanguard Corporation is hereby amended as follows:

1.	By inserting the following Section 9A immediately following Section 8 and immediately prior to Section 10:

“9A.    PERFORMANCE AWARDS.

9A.1    Generally.

The Committee shall have the authority to determine (i) the Participants who shall receive Performance Awards, (ii) the size, number, amount or value, as applicable, of Performance Awards, and (iii) the Performance Criteria applicable in respect of such Performance Awards for each Performance Period. The Committee shall determine the duration of each Performance Period (which may differ from each other), and there may be more than one Performance Period in existence at any one time as to any Participant or all or any class of Participants. Each grant of Performance Awards shall be evidenced by an Award Agreement that shall specify the Performance Criteria applicable thereto and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

9A.2    Earning of Performance Awards.

The grant and/or vesting of Performance Awards shall be contingent, in whole or in part, upon the attainment of specified Performance Criteria or the occurrence of any event or events involving a Change in Control Event, death or Total Disability, as the Committee shall determine either at or after the Award Date. In addition to the achievement of the specified Performance Criteria, the Committee may, at the grant date, condition earning of Performance Awards on the Participant completing a minimum period of service following the Award Date or on such other conditions as the Committee shall specify.

9A.3    Performance Criteria.

At the discretion of the Committee, Performance Criteria may be based upon the relative or comparative attainment of one or more of the following criteria during a Performance Period, whether in absolute terms or relative to the performance of one or more other companies or a published index covering the performance of a number of companies: total stockholder return (inclusive or exclusive of dividends paid); stock price; gross, operating or net earnings or margins; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings or operating income before or after administrative expenses, interest, taxes, depreciation, amortization or construction costs; operating cash flow; earnings per share; price per share; economic value added; ratio of operating earnings to capital spending; net sales; sales growth; return on assets, capital or equity; income; market share; level of expenses; revenue; revenue growth; cash flow; increases in customer base; capital expenditures; cost reductions and expense control objectives; compliance with environmental or regulatory goals or requirements; budget objectives; working capital; strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or product development goals; mergers, acquisitions and divestitures; and, in the case of persons who are not Executive Officers, such other criteria as may be determined by the Committee. Performance Criteria may be established on a Company-wide basis or with respect to one or more business units or divisions or Subsidiaries.

At the time the Committee establishes Performance Criteria for a Performance Period, the Committee may exclude any or all “extraordinary items” as determined under U.S. generally accepted accounting principles including, without limitation, the charges or costs associated with restructurings of the Company or any Subsidiary, discontinued operations, other unusual or non-recurring items, the cumulative effects of accounting changes or such other objective factors as the Committee deems appropriate. Unless otherwise explicitly stated by the Committee at the time Performance Criteria are established, each applicable performance goal shall be appropriately adjusted for one or more of the following items: (a) asset impairments or write downs; (b) litigation judgments or claim settlements; (c) the effect of changes in tax law, accounting principles or such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) any extraordinary nonrecurring items as described in Accounting Standards Codification (ASC) 225-20 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f) the operations of any business acquired by the Company or any affiliate or of any joint venture in which the Company or affiliate participates; (g) the divestiture of one or more business operations or the assets thereof; or (h) the costs incurred in connection with such acquisitions or divestitures; or (i) charges for stock based compensation.

Except in the case of Awards to Executive Officers intended to be ‘performance-based compensation’ under Section 162(m)(4) of the Code, the Committee may at any time adjust the Performance Criteria for any Performance Period as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

9A.4    Performance Awards and Code Section 162(m).

The provisions of this Section 9A.4 shall apply with respect to any Performance Award that is intended to be ‘performance-based compensation’ under Section 162(m)(4) of the Code.

(a)    Establishment of Performance Criteria.

The Committee shall establish the Performance Criteria for the applicable Performance Period no later than the 90th day after the Performance Period begins (or by such other date as may be required under Section 162(m) of the Code) but in any event at a time when achievement of the Performance Criteria is substantially uncertain. The Committee may not in any event increase the amount of compensation payable to an Executive Officer upon attainment of the Performance Criteria above the maximum amount approved by the Committee at the time the Performance Criteria is established.

(b)    Certification of Attainment of Performance Criteria.

As soon as practicable after the end of a Performance Period and prior to any payment in respect of such Performance Period, the Committee shall certify in writing the amount, number or value, as applicable, of the Performance Awards that have been earned on the basis of performance in relation to the established Performance Criteria.

(c)    Maximum Performance Award.

The maximum number of shares of Common Stock subject to Performance Awards that are granted during any calendar year to any individual under the Plan is three hundred thousand (300,000), or if a Performance Award is measured in cash, the maximum dollar amount granted during any calendar year to any individual under shall not exceed three million dollars ($3,000,000).

9A.5.    Payment of Awards.

Earned Performance Awards shall be distributed to the Participant or, if the Participant has died, to the Participant’s Designated Beneficiary as soon as practicable after the expiration of the Performance Period and the Committee’s certification under Section 9A.4(b) above, provided that, unless the payment of a Performance Award has been deferred in accordance with Section 409A of the Code, distributions of a Performance Award shall be made no later than March 15 of the year following the year in which the amount is earned.

9A.6.    Newly Eligible Participants.

Notwithstanding anything in this Section 9A to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive Performance Awards after the commencement of a Performance Period, except as would cause a Performance Award intended to qualify as ‘performance based compensation’ under Section 162(m) of the Code to fail to do so.”

2.	By amending the following for the defined term “Award” in Section 5 of the Plan:

“’Award’ means an award of any Stock Option, SARs, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock or Cash Awards, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.”

3.	By adding the following amended defined terms to the Plan.

“’Executive Officer’ means any ‘covered employee’ within the meaning of Section 162(m)(3) of the Code.”

“’Performance Award’ means an Award granted pursuant to Section 9A of the Plan of a contractual right to receive Stock or a fixed or variable amount of cash (as determined by the Committee) upon the achievement, in whole or in part, of the applicable Performance Criteria. A grant of Restricted Stock Awards or Stock Unit Awards may be designed to qualify as Performance Awards.”

“’Performance Criteria’ means the objectives established by the Committee for a Performance Period pursuant to Section 9A.3 of the Plan for the purpose of determining the extent to which an Award of Performance Awards has been earned.”

“’Performance Period’ means the period of no less than six months (six) months selected by the Committee during which performance is measured for the purpose of determining the extent to which an Award of Performance Awards has been earned.”

EXHIBIT B

AMERICAN VANGUARD CORPORATION

AMENDED AND RESTATED 1994 STOCK INCENTIVE PLAN

(Amended and Restated through May 12, 2005)

1.    Purposes.

The purposes of the American Vanguard Corporation Amended and Restated 1994 Stock Incentive Plan (the “Plan”) are (i) to enable American Vanguard Corporation (the “Company”), a Delaware corporation, and its subsidiaries to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company’s long range success, and (ii) to provide incentives which are linked directly to increases in the Company’s Common Stock, par value $.10 per share (the “Common Stock”), which will inure to the benefit of all stockholders of the Company.

2.    Administration.

(a) The Plan will be administered by a committee of the Company’s Board of Directors (the “Committee”) consisting of two or more directors as the Company’s Board of Directors (the “Board”) may designate from time to time, each of whom shall satisfy such requirements that:

(i) the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 or its successor under the Securities Exchange Act of 1934 (the “Exchange Act”);

(ii) the principal securities exchange on which the shares of the Common Stock are then traded (the “Exchange”) may establish pursuant to its rule-making authority for directors serving in such capacity; and

(iii) the Internal Revenue Service may establish for “outside directors” acting under plans intended to qualify for exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

(b) The Committee shall have the authority to construe and interpret the Plan and any Awards (as defined in Section 5 below) granted under the Plan, to establish and amend rules for Plan administration, to set forth the terms and conditions of any Award and to make all other determinations which it deems necessary or advisable for the administration of the Plan. The determinations of the Committee shall be made in accordance with their judgment as to the best interests of the Company and its stockholders and in accordance with the purposes of the Plan and the charter of the Committee. The Committee may authorize one or more officers of the Company to select persons to participate in the Plan and to determine the number and type of Awards and other rights to be granted to such persons, except with respect to Awards to officers subject to Section 16 of the Exchange Act or officers who are or may become “covered employees” within the meaning of Section 162(m) of the Code (“Covered Employees”), as reasonably determined by the Committee, and any reference in the Plan to the Committee shall include such authorized officer or officers.

3.    Participation.

Participants may consist of all employees, officers and consultants of the Company and its subsidiaries and all non-employee directors of the Company. Any corporation or other entity in which the Company has a direct or indirect equity interest shall be a subsidiary for purposes of the Plan. Designation of a participant in any year shall not require the Committee (or its designee) to designate that person to receive an Award in any other year or to receive the same type or amount of Award as granted to the participant in any other year or as granted to any other participant in any year. The Committee shall consider all factors that it deems relevant in selecting participants and in determining the type and amount of their respective Awards.

4.    Shares Reserved for Awards.

(a) Subject to adjustment as provided in Section 12 below, there is hereby reserved for grant and issuance under the Plan an aggregate of 3,222,000 shares of Common Stock for the purpose of making Awards under

Section 5 of the Plan. Shares subject to the Plan may either be authorized and unissued shares or shares reacquired by the Company. Shares subject to an Award which for any reason expires or terminates unexercised or is not earned in full may again be made subject to an Award under the Plan. No participant may receive an Award in the form of Stock Options (as defined in Section 6 below), SARs (as defined in Section 7 below), Restricted Stock (as defined in Section 8 below), Restricted Stock Units (as defined in Section 8 below) or any combination thereof under the Plan with respect to more than 500,000 shares of Common Stock in any calendar year. For purposes of determining the share reserve under this Section 4, each share of Common Stock issued pursuant to an Award of Restricted Stock or Restricted Stock Units shall count as 1.5 shares of Common Stock. The shares reserved for issuance and the limitations set forth above shall be subject to adjustment in accordance with Section 12 below. All of the available shares may, but need not, be issued pursuant to the exercise of Incentive Stock Options (as defined under Section 422(b) of the Code). At all times the Company will reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of all outstanding Awards made under the Plan and all other outstanding but unvested Awards made under the Plan that are to be settled in Common Stock.

(b) In connection with the acquisition of any business by the Company or any of its subsidiaries, any outstanding grants, awards or sales of options or other similar rights pertaining to such business may be assumed or replaced by Awards under the Plan upon such terms and conditions as the Board determines. The date of any such Award shall relate back to the date of the initial grant or award being assumed or replaced, and service with the acquired business shall constitute service with the Company and its subsidiaries for purposes of such Award. Any shares of Common Stock underlying any Award pursuant to any such acquisition shall be disregarded for purposes of applying the share reserve and shall not reduce the number of shares of Common Stock otherwise available under Section 4 above.

5.    Awards.

The Committee is authorized to enter into the following arrangements under the Plan provided that their terms and conditions are not inconsistent with the provisions of the Plan: Stock Options, SARs, Restricted Stock and Restricted Stock Units, and Other Stock or Cash Awards (as defined in Section 9 below) (each, an “Award”).

6.    Stock Options.

(a) A “Stock Option” is a right to purchase a number of shares of Common Stock at such exercise price, at such times and on such other terms and conditions as are specified in or determined pursuant to the document(s) evidencing the Award. Stock Options may be granted to participants at any time as determined by the Committee. The Committee shall determine the number of shares subject to each Stock Option. The Committee may grant Stock Options as Incentive Stock Options or Stock Options that are not intended to qualify as Incentive Stock Options, as the Committee, in its sole discretion, shall determine. The option price for a Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of the Common Stock on the date the Stock Option is granted. Each Stock Option shall expire at such time as the Committee shall determine at the time of grant. Stock Options shall be exercisable at such time and subject to such terms and conditions as the Committee shall determine; provided, however, that no Stock Option shall be exercisable later than ten (10) years after the date of its grant. The option price, upon exercise of any Stock Option, shall be payable to the Company in full by (i) cash payment or its equivalent, (ii) tendering previously acquired shares purchased on the open market or held for at least six months having a Fair Market Value at the time of exercise equal to the option price, or certification of ownership of such previously-acquired shares and (iii) such other methods of payment as the Committee, at its discretion, deems appropriate. In no event shall the Committee cancel any outstanding Stock Option for the purpose of reissuing the Stock Option to the participant at a lower exercise price or reduce the option price of an outstanding Stock Option.

(b) Stock Options intended to qualify as Incentive Stock Options may only be granted to employees of the Company, a “parent corporation” (as defined in Section 424(e) of the Code) or a “subsidiary corporation” (as defined in Section 424(f) of the Code), as determined by the Committee. No Incentive Stock Option shall be transferable by a participant otherwise than by will or the laws of descent and distribution, and is exercisable, during the participant’s lifetime, only by the participant. No Incentive Stock Option shall be granted to any person if immediately after the grant of such Award, such person would own stock of the Company, including Common Stock subject to outstanding Awards held by him or her under the Plan or any other plan established by the Company, amounting to more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, unless the exercise price of any such Stock Option is 110% of the Common Stock’s Fair Market Value on the grant date and the exercise period for any such Stock Option is not more than five (5) years. If and to the extent that any shares of Common Stock are issued under a portion of any Stock Option that exceeds the $100,000 limitation of Section 422 of the Code, such shares shall not be treated as issued under an Incentive Stock Option in accordance with applicable Treasury regulations notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a participant may cause a Stock Option to cease to qualify as an Incentive Stock Option pursuant to the Code and by accepting a Stock Option the participant agrees in advance to such disqualifying action.

7.    Stock Appreciation Rights.

A “Stock Appreciation Right” or “SAR” is a right to receive value with respect to a specific number of shares of Common Stock equal to or otherwise based on the excess of (i) the Fair Market Value of a share at the time of exercise over (ii) the exercise price of the right, subject to such terms and conditions as are expressed in the document(s) evidencing the Award. SARs may be granted to a participant at any time as determined by the Committee. A SAR may be granted in tandem with a Stock Option granted under the Plan or on a free-standing basis. The Committee also may, in its discretion, substitute SARs that can be settled only in stock for outstanding Stock Options. The grant price of a tandem or substitute SAR shall be equal to the option price of the related option. The grant price of a free-standing SAR shall be equal to the Fair Market Value of a share of Common Stock on the date of its grant. A SAR may be exercised upon such terms and conditions as the Committee in its sole discretion determines; provided, however, that the period during which a SAR may be exercised shall not exceed the option term in the case of a tandem or substitute SAR or ten (10) years in the case of a free-standing SAR and the terms and conditions applicable to a substitute SAR shall be substantially the same as those applicable to the Stock Option which it replaces. Upon exercise of a SAR, the participant shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of the SAR by the number of shares with respect to which the SAR is exercised. The payment may be made in cash or stock, at the discretion of the Committee, except in the case of a substitute SAR, in which case payment may be made only in stock.

8.    Restricted Stock and Restricted Stock Units.

“Restricted Stock” is a grant of shares of Common Stock subject to such conditions as are expressed in the document(s) evidencing the Award. A “Restricted Stock Unit” is a right to receive, in Common Stock, the Fair Market Value of one share of Common Stock, the grant, issuance, retention and/or vesting of which is subject to such conditions as are expressed in the document(s) evidencing the Award. Restricted Stock and Restricted Stock Units may be awarded or sold to participants under such terms and conditions as shall be established by the Committee. Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee determines, including, without limitation, one or more of the following: (i) a prohibition against sale, assignment, transfer, pledge, hypothecation and other encumbrance for a specified period; and (ii) a requirement that the holder forfeit (or in the case of shares or units sold to the participant, resell to the Company at cost) such unvested shares or units in the event of termination of employment during the period of restriction. All restrictions shall expire at such times as the Committee shall specify.

9.    Other Stock or Cash Awards.

In addition to the incentives described in Sections 6 through 8 above, the Committee may grant other incentives payable in cash or in Common Stock under the Plan as it determines to be in the best interests of the Company and subject to such other terms and conditions as it deems appropriate (“Other Stock or Cash Awards”).

10.    Covered Employment.

Unless Company policy or the Committee otherwise provides, the employment relationship covered under an Award shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (ii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any employee on an approved leave of absence, continued vesting of a participant’s Award while on leave may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall a Stock Option be exercised after the expiration of the term set forth in the document(s) evidencing the Award. For purposes of the Plan and any Award, if an entity ceases to be a subsidiary of the Company, termination of employment or service shall be deemed to have occurred with respect to each participant in respect of such subsidiary who does not continue as an employee or service provider in respect of the Company or another subsidiary after such event giving effect to such subsidiary’s change in status.

11.    Change of Control.

The Committee may provide for full or partial vesting and payment of a participant’s Award in the event of a Change in Control (as hereinafter defined) of the Company in its sole discretion. The term “Change of Control” shall mean the occurrence of any of the following:

(a) the acquisition by any Person (as hereinafter defined) of 50% or more of the outstanding Common Stock of the Company (the “Outstanding Company Stock”), provided that, for purposes of this Section 11(a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Person that controls, is controlled by or is under common control with, the Company, or (iii) a Non-Qualifying Business Combination (as hereinafter defined); or

(b) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets or stock of another corporation (a “Business Combination”), in each case, unless, following such Business Combination, the Persons who had Beneficial Ownership (as hereinafter defined) of the Outstanding Company Stock immediately prior to such Business Combination have Beneficial Ownership immediately following the consummation of such Business Combination, directly or indirectly, of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the corporation resulting or surviving from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Stock (a Business Combination that satisfies this exception shall be deemed to be a “Non-Qualifying Business Combination”); or

(c) individuals who, as of the Effective Date (as defined in Section 19 below) or such subsequent date as the Board may determine from time to time to be applicable for this Change of Control definition (the “Base Date”), constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that, for purposes of this Section 11(c), any individual who becomes a director subsequent to the Base Date whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, excluding, however any such individual who initially assumes office as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing provisions of this definition, unless otherwise determined by the Board, no Change of Control shall be deemed to have occurred with respect to an Award if (i) a participant is a member of a group that first announces a proposal which, if successful, would result in a Change of Control and which proposal (including any modifications thereof) is ultimately successful, (ii) the participant acquires a two percent

(2%) or more equity interest in the entity which ultimately acquires the Company pursuant to the transaction described in clause (i) above in this paragraph, or (iii) treatment of an event which is otherwise a Change of Control under this Section 11 with respect to such Award would result in violation of the rules relating to “nonqualified deferred compensation plans” under Section 409A(a) of the Code.

For purposes of this definition of Change of Control, “Person” means an individual, corporation, partnership, joint venture corporation, trust, unincorporated organization, government (or agency or political subdivision thereof), group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act or any other entity, and “Beneficial Ownership” means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

12.    Adjustment.

(a) The following provisions will apply if any extraordinary dividend or other extraordinary distribution occurs in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or any similar, unusual or extraordinary corporate transaction (or event in respect of the Common Stock) or a sale of substantially all the assets of the Company as an entirety occurs. The Committee will, in such manner and to such extent (if any) as it deems appropriate and equitable:

(i) proportionately adjust any or all of (A) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximums and numbers of shares set forth elsewhere in the Plan), (B) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (C) the grant, purchase, or exercise price of any or all outstanding Awards, (D) the securities, cash or other property deliverable upon exercise of any outstanding Awards, (E) the performance standards appropriate to any outstanding Awards, and/or (F) the number of shares reserved for issuance as set forth in Section 4(a) above.

(ii) in the case of an extraordinary dividend or other distribution, recapitalization, reclassification, merger, reorganization, consolidation, combination, sale of assets, split up, exchange, or spin off, make provision for a cash payment or for the substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

(b) The Committee shall value Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Stock Options, SARs or similar rights, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the Award. With respect to any Award of an Incentive Stock Option, the Committee may make such an adjustment that causes the option to cease to qualify as an Incentive Stock Option without the consent of the affected participant.

(c) In any of the events described in this Section 12, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the participant to realize the Awards intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Committee, the proportionate adjustments contemplated by Section 12(a)(i) above shall nevertheless be made.

13.    Nontransferability.

Each Award made under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and each Stock Option and SAR shall be exercisable during the participant’s lifetime only by the participant or, in the event of disability, by the participant’s personal representative. In the event of the death of a participant, exercise of any benefit or payment with respect to any benefit shall be made only by or to the executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution. Notwithstanding the foregoing, at its discretion, the Committee may permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the participant subject to such terms and conditions as may be established by the Committee.

14.    Taxes.

The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under the Plan, after giving the person entitled to receive such payment or delivery notice, and the Company may defer making payment or delivery as to any Award, if any such tax is payable until indemnified to its satisfaction. At the discretion of the Committee, a participant may pay all or a portion of any required withholding taxes arising in connection with the exercise of a Stock Option or SAR or the receipt or vesting of shares hereunder by electing to have the Company withhold shares of Common Stock, having a Fair Market Value equal to the amount required to be withheld. Notwithstanding the foregoing, any fractional share under an Award shall be applied toward tax withholding.

15.    Duration, Amendment and Termination.

No Award shall be made after May 12, 2015; provided, however, that the terms and conditions applicable to any Award granted on or before such date may thereafter be amended or modified by mutual agreement between the Company and the participant, or such other person as may then have an interest therein. The Board or the Committee may amend the Plan from time to time or terminate the Plan at any time. However, no such action shall reduce the amount of any existing Award or change the terms and conditions thereof without the participant’s consent. No material amendment of the Plan shall be made without stockholder approval consistent with the Exchange’s listing requirements.

16.    Fair Market Value.

The “Fair Market Value” of a share of the Common Stock for a given date for purposes of the Plan means (i) the last reported closing price for a share of Common Stock on the Exchange, (ii) in the absence of reported sales on the Exchange on a given date, the closing price of the Exchange on the last date on which a sale occurred prior to such date; or (iii) if the Common Stock is no longer publicly traded on the Exchange, the value determined in good faith by the Committee. Notwithstanding the foregoing, the Committee may determine the Fair Market Value at any time in such other manner as the Committee may deem equitable or as required by applicable law or regulation.

17.    Other Provisions.

(a) Awards shall be evidenced by a written agreement between the Company and a participant setting forth such terms, conditions and restrictions as the Committee determines appropriate (whether or not applicable to Awards granted to other participants), including provisions intended to comply with federal or state securities laws and stock exchange requirements, understandings or conditions as to the participant’s employment, requirements or inducements for continued ownership of Common Stock after exercise or vesting of benefits (including Change of Control), forfeiture of Awards in the event of termination of employment shortly after exercise or vesting, or breach of non-competition or confidentiality agreements following termination of employment, or provisions permitting the deferral of the receipt of a benefit for such period and upon such terms as the Committee shall determine.

(b) In the event any benefit under the Plan is granted to a participant who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules.

(c) The Committee, in its sole discretion, may permit or require a participant to have amounts or shares of Common Stock that otherwise would be paid or delivered to the participant as a result of the exercise or settlement of an Award under the Plan credited to a deferred compensation or stock unit account established on the participant’s behalf by the Committee.

(d) A participant’s right, if any, to continue to serve the Company and its subsidiaries as an officer, employee, or otherwise, shall not be enlarged or otherwise affected by his designation as a participant under the Plan. Payments and other benefits received by a participant under a benefit made pursuant to the Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee retirement or welfare benefit plans or arrangements, if any, provided by the Company or any subsidiary or affiliate, except where the Board or Committee expressly otherwise provides or authorizes in writing. Awards may be made in addition to, in combination with, as alternatives to or in payment of commitments under any other plans or arrangements of the Company or its subsidiaries.

18.    Governing Law, Construction and Severability.

The Plan and any actions taken in connection herewith shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws). If a court of competent jurisdiction holds any provision hereunder invalid and unenforceable, the remaining provisions of the Plan will continue in effect. It is the intent of the Company that the benefits and transactions permitted by benefits be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the agreements reflecting the benefits, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Company shall have no liability to any participant or other person for Section 16 consequences of benefits or events in connection with a benefit if a benefit or related event does not so qualify.

19.    Stockholder Approval.

The Plan was adopted by the Board on May 12, 2005, subject to the approval by the affirmative vote of the holders of a majority of the votes cast at the next annual meeting of stockholders, and will become effective on the date of such stockholder approval. The Plan and any Awards granted hereunder shall be null and void if such stockholder approval is not obtained.

20.    Predecessor Plan.

Subject to stockholder approval of the Plan as provided in Section 19, the Plan shall serve as the successor to the 1994 Stock Incentive Plan of the Company, as may have been amended, restated or otherwise modified prior to the Effective Date (the “Predecessor Plan”). All stock options granted under the Predecessor Plan shall be treated as Awards under the Plan and be governed by the terms and conditions of the Plan. No further stock options will be granted under the Predecessor Plan.

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 5, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at www.american-vanguard.com

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	20930304030000000000 3	060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES

AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

AS SHOWN HERE   ☒

				FOR	AGAINST	ABSTAIN
1. To elect eight (8) directors for the ensuing year:			2. Ratify the appointment of BDO USA, LLP as independent auditors for the year ending December 31, 2013.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Lawrence S. Clark O Debra F. Edwards O Alfred F. Ingulli O John L. Killmer O Carl R. Soderlind O Irving J. Thau O Eric G. Wintemute O M. Esmail Zirakparvar		3. Approve the overall executive compensation policies and procedures of the Company as described in this Proxy Statement.	☐	☐	☐
			4. Amend the American Vanguard Corporation 1994 Stock Incentive Plan as set forth in Exhibit A of this Proxy Statement.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

☐                     ■

AMERICAN VANGUARD CORPORATION

4695 MacArthur Court, Suite 1200

Newport Beach, California 92660

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES (1-800-776-9437), or via the Internet at www.voteproxy.com and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints ERIC G. WINTEMUTE and TIMOTHY J. DONNELLY as Proxies, each with the power to appoint his substitute, and authorizes them to represent and to vote as designated on the reverse, all the shares of Common Stock of American Vanguard Corporation held of record by the Undersigned at the close of business on April 16, 2013, at the Annual Meeting of Stockholders, to be held at the Hyatt Regency Long Beach, 200 South Pine Avenue, Long Beach, California, at 11:00 a.m. PST on Wednesday, June 5, 2013, or at any adjournment thereof.

(Continued and to be signed on the reverse side.)

■	14475 ■

ANNUAL MEETING OF STOCKHOLDERS OF

AMERICAN VANGUARD CORPORATION

June 5, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote shares in person by attending the Annual Meeting.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at www.american-vanguard.com

i Please detach along perforated line and mail in the envelope provided. i

¢	20930304030000000000 3	060911

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES AND “FOR” PROPOSALS

2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACKINK

AS SHOWN HERE   ☒

				FOR	AGAINST	ABSTAIN
1. To elect eight (8) directors for the ensuing year:			2. Ratify the appointment of BDO USA, LLP as independent auditors for the year ending December 31, 2013.	☐	☐	☐
NOMINEES:
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	O Lawrence S. Clark O Debra F. Edwards O Alfred F. Ingulli O John L. Killmer O Carl R. Soderlind O Irving J. Thau O Eric G. Wintemute O M. Esmail Zirakparvar		3. Approve the overall executive compensation policies and procedures of the Company as described in this Proxy Statement.	☐	☐	☐
			4. Amend the American Vanguard Corporation 1994 Stock Incentive Plan as set forth in Exhibit A to this Proxy Statement.	☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			PLEASE VOTE, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢